November 14, 1996



Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C.  20549

                                    Re:     Biorelease Corp.
                                            SEC File No. 0-15260

Dear Sir or Madam:

         In connection with the EDGAR filing of Preliminary Proxy materials by Biorelease Corp. (the "Company"), I draw your attention to page 26 of the Preliminary Proxy Statement, and the section entitled "Documents Incorporated by Reference." The Company incorporates by reference the financial statements contained in the Annual Report to Stockholders which is not filed with the preliminary proxy materials. Those financial statements may be found in the Company's Form 10-KSB for the fiscal year ended June 30, 1996 and the Form 10-QSB for the quarter ended September 30, 1996, both of which have been filed with the Commission.

                                                     Very truly yours,



                                                     John B. Lowy

PRELIMINARY COPY
BIORELEASE CORP.
ANNUAL MEETING OF STOCKHOLDERS
JANUARY 6, 1997

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

         THE UNDERSIGNED hereby appoints RICHARD SCHUBERT, proxy, with full power of substitution, to vote all shares of the undersigned at the Annual Meeting of Stockholders of Biorelease Corp. (the "Company"), to be held at the offices of Berry Dunn McNeil & Parker, 900 Elm Street, 9th Floor, Manchester, New Hampshire 03101, on January 6, 1997 at 1:00 P.M., and all adjournments thereof, upon the following matters:

1.       ELECTION OF DIRECTORS.

FOR nominees listed below ( ) WITHHOLD Authority for all nominees ( ) (except as written below)

                  Donald E. Strange                           Nigel Fleming
                  Richard Schubert                            Richard Whitney
                  Paul Leibowitz

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:





2. AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO AUTHORIZE 10,000,000 SHARES OF PREFERRED STOCK.

FOR ( ) AGAINST ( ) ABSTAIN ( ) the amendment of the Company's Certificate of Incorporation to authorize 10,000,000 shares of Preferred Stock, $.01 par value.



3.       APPROVAL OF THE ACQUISITION OF TheraMed PARTNERS, INC.

FOR ( ) AGAINST ( ) ABSTAIN ( ) the acquisition of all of the issued and outstanding shares of TheraMed Partners, Inc.

4. AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO CHANGE THE COMPANY'S NAME TO "PHARMATRAGE HOLDINGS, INC."

FOR ( ) AGAINST ( ) ABSTAIN ( ) the amendment of the Company's Certificate of Incorporation to change the Company's name to "Pharmatrage Holdings, Inc."

5. REVERSE SPLIT OF THE COMPANY'S ISSUED AND OUTSTANDING SHARES OF COMMON STOCK ON A ONE-FOR-FOUR BASIS.

FOR ( ) AGAINST ( ) ABSTAIN ( ) the reverse split of the Company's issued and outstanding shares of Common Stock on a one-for-four basis, reducing the issued and outstanding shares from 9,471,659 to approximately 2,367,915; fractional shares being increased to the next whole share.

6. SPIN OFF OF ALL SHARES OF BIORELEASE TECHNOLOGIES, INC. HELD BY THE COMPANY TO THE COMPANY'S (PRE-TheraMed ACQUISITION) STOCKHOLDERS.

FOR ( ) AGAINST ( ) ABSTAIN ( ) the spin off of all shares of Biorelease Technologies, Inc. held by the Company to the Company's stockholders (the record date being the day prior to the date of consummation of the TheraMed Partners, Inc. acquisition).

7.       RATIFICATION OF THE SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

FOR ( ) AGAINST ( ) ABSTAIN ( ) the ratification of the selection of Berry, Dunn, McNeil & Parker, Manchester, New Hampshire, as independent public accountants of the Company for the 1997 fiscal year.

         In his discretion, the proxy named herein is authorized to vote on any other matters which may properly come before this meeting.

         The shares represented hereby will be voted in accordance with the specifications of this proxy. If not otherwise specified, this proxy is to be voted in favor of the nominees for Directors named in the Proxy Statement and in favor of all of the other above listed proposals. Attendance of the undersigned at the meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall indicate at the meeting the intention of the undersigned to vote said shares in person.

Dated:                   , 199_.

                                    ------------------------------------
Name (Please Print)                                           Signature

                                    ------------------------------------
Name (Please Print)                                           Signature

         Please sign exactly as your shares are registered. For joint accounts, each co-owner should sign. When signing in a fiduciary representative capacity, please give your full title as such.

         PLEASE FILL IN, DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                BIORELEASE CORP.
                                10 Chestnut Drive
                                Bedford, NH 03110


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                          Meeting Date: January 6, 1997

         NOTICE IS HEREBY GIVEN, that the 1996 Annual Meeting of Stockholders of BIORELEASE CORP., a Delaware corporation (the "Company"), will be held at the offices of Berry Dunn McNeil & Parker, 900 Elm Street, 9th Floor, Manchester, New Hampshire 03101, on January 6, 1997 at 1:00 in the afternoon, for the following purposes:

          1.   To elect five Directors of the Company;

          2. To consider and act upon a proposal to amend the Company's Certificate of Incorporation to authorize 10,000,000 shares of Preferred Stock, $.01 par value.

          3. To consider and act upon a proposal to acquire all of the issued and outstanding shares of TheraMed Partners, Inc.

          4. To consider and act upon a proposal to amend the Company's Certificate of Incorporation to change the Company's name to "Pharmatrage Holdings, Inc."

          5. To consider and act upon a proposal to reverse split the Company's issued and outstanding shares of Common Stock on a one-for-four basis; fractional shares being increased to the next whole share.

          6. To consider and act upon a proposal to spin off all shares of Biorelease Technologies, Inc. held by the Company to the Company's (pre-TheraMed acquisition) stockholders (the record date being the day prior to the date of consummation of the TheraMed Partners, Inc. acquisition).

          7. To consider and act upon a proposal to ratify the selection of Berry, Dunn, McNeil & Parker, Manchester, New Hampshire, as the independent public accountants for the 1997 fiscal year; and

          8. To transact such other business as may properly come before the meeting or any adjournments thereof.

     CONSUMMATION OF THE ACQUISITION OF TheraMed PARTNERS, INC. REQUIRES APPROVAL OF PROPOSALS ONE THROUGH SIX. IF ALL SIX PROPOSALS ARE NOT APPROVED OR THE BOARD OF DIRECTORS DETERMINES NOT TO PROCEED WITH THE ACQUISITION OF TheraMed PARTNERS, INC., THE ACQUISITION OF TheraMed PARTNERS, INC. WILL NOT BE

CONSUMMATED AND THE BOARD OF DIRECTORS, IN ITS SOLE DISCRETION, HAS THE AUTHORITY TO NULLIFY STOCKHOLDER APPROVAL OF ANY OF THE PROPOSALS.

         The Board of Directors has fixed the close of business on November 8, 1996 as the time as of which stockholders entitled to notice of and to vote at the meeting shall be determined.

                                          By Order of the Board of Directors,


                                          Richard Schubert, Chairman


Bedford, New Hampshire
November __, 1996


     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE FILL IN, DATE AND RETURN THE PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                                BIORELEASE CORP.
                                10 Chestnut Drive
                                Bedford, NH 03110

                                 PROXY STATEMENT
                            (Solicited by Management)

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JANUARY 6, 1997

                                                 Mailing Date: November __, 1996

SOLICITATION OF PROXIES

         This  Proxy  Statement,   together  with  the  accompanying  Proxy,  is
furnished in connection with the solicitation of proxies to be used at the Annual Meeting of Stockholders of Biorelease Corp., a Delaware corporation (hereinafter called the "Company"), to be held at the offices of Berry Dunn McNeil & Parker, 900 Elm Street, 9th Floor, Manchester, New Hampshire 03101, on January 6, 1997 at 1:00 in the afternoon.

         A stockholder signing and returning a proxy in the enclosed form has the power to revoke it at any time before the exercise thereof by giving written notice to that effect to the Secretary of the Company, by the submission of another signed proxy bearing a later date or by the stockholder's personal attendance at the meeting and voting by ballot.

         The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors of the Corporation.

         The cost of preparing, assembling and mailing the proxy material and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket and clerical expense of transmitting copies of the proxy material to the beneficial owners of stock held in their names will be borne by the Company. The Company does not intend to solicit proxies other than by the use of the mails, but certain officers and regular employees of the Company or its subsidiary, for no additional remuneration, may use their personal efforts, by telephone or otherwise, to obtain proxies. No firm has been retained to assist in the solicitation of broker and nominee proxies.

VOTING SECURITIES OUTSTANDING

         At the close of business on November 8, 1996, the record date for the meeting, the Company had outstanding 9,471,659 shares of Common Stock, each of which shares is entitled to one vote.

QUORUM AND VOTE REQUIRED

         The presence, in person or by proxy, of the holders of at least a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting.

Approval of each Proposal will require the affirmative vote of the holders of at least a majority of the shares of Common Stock of the Company present in person or by proxy, except for the election of directors, which is decided by a plurality of the votes present in person or by proxy and the amendments to the Company's Certificate of Incorporation, which require the affirmative vote of a majority of the issued and outstanding shares. Management of the Company recommends that you vote your shares in favor of all proposals.

PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT

(a) Security Ownership of Certain Beneficial Owners -- The persons set forth on the charts below are known to the Company to be the beneficial owners of more than 5% of the Company's outstanding voting Common Stock as of the date hereof.

Genesis Farms, Inc (Formerly Genesis Capital, Inc)., 507 North Belt East, Suite 240, Houston, Tx. 77060 has been issued 1.5 Million shares of Rule 144 restricted Common Stock representing 15.1% of issued shares. The Company has an agreement with a party claiming to have an interest in 1.4 million of these shares to recover 1.25 million of these shares of the Company's stock earlier exchanged with Genesis in exchange for advancing certain legal costs to this party and providing certain registered shares of the Company's stock. This agreement does not involve the Company in any litigation related to this transaction.

(b) Security Ownership of Management -- Information concerning the number and percentage of shares of voting Common Stock of the Company owned of record and beneficially by management, is set forth on the charts below.

Name and                                   Number of Shares        Percent of
Address of                                 Beneficially            Common Stock
Beneficial Owner                           Owned*                  Outstanding**

P. Calvin Maybury                            559,932(1)(2)(4)           5.8%
4102 Cypress Bayou Dr.
Tampa, FL 33624

Richard Schubert                             422,639(1)(4)              4.4%
7811 Old Dominion Dr.
McLean, VA 22102

Richard Whitney                              308,771(1)(3)(4)           3.2%
1612 K  St. N.W. #308
Washington, DC 20006

R. Bruce Reeves                              1,799,309(5)               18.9%
10 Chestnut Drive
Unit D
Bedford, NH 03110

All Current Officers and
Directors as a Group
  (3 Persons)                                1,291,342(1)(2)(3)(4)      12.8%


* Except as indicated in the footnotes below, each person has sole voting and dispositive power over the Shares indicated.

**   Based upon 9,471,659 shares issued and outstanding as of the date hereof.

(1) Includes 179,000 shares each for Messrs. Schubert, Maybury and Whitney issuable upon the exercise of a like number of options pursuant to consulting agreements with these individuals.

(2) Includes 140,508 Shares held individually by Dr. Maybury's wife. Dr. Maybury disclaims beneficial ownership of the Shares held individually by his wife.

(3) All Shares are owned by The Venture Fund of Washington, a limited partnership. Mr. Whitney is a limited partner owning approximately 19% of the limited partnership.

(4) Includes 30,500; 32,500; and 32,500 options currently exercisable under the Company's Directors' Stock Option Plan to Messrs. Maybury, Schubert and Whitney, respectively.

(5) These 1,799,309 shares, which include 913,200 shares issuable upon exercise of options, are held by Robertson, Dr. Reeves' family trust and Dr. Reeves' wife. Dr. Reeves' disclaims beneficial ownership in shares held by these related parties.

           The table excludes shares issuable upon exercise of 550,000 option held by Dr. Paul Leibowitz, 480,000 of which have vested, for consulting services over the past four years.

                       PROPOSAL ONE: ELECTION OF DIRECTORS

           One of the purposes of the meeting is to elect five Directors to hold office until the next Annual Meeting of Stockholders of the Company and until their successors are duly elected and qualified. The Company's By Laws provide for a Board of Directors consisting of not less than one nor more than nine members.

Nominees

           It is the intention of the Proxy named in the enclosed form of proxy to vote all duly executed proxies at this meeting, unless authority is withheld, for the election of the following five nominees, the first two of whom are now serving as Directors of the Company: Richard Schubert, Richard Whitney, Donald
E. Strange, Nigel Fleming and Paul Leibowitz. If, at the time of the meeting, any of the nominees named is not available to serve as a Director, the Board may reduce the number of Directors as authorized under the By-Laws. The Board does not anticipate that any nominees will be unavailable to serve, if elected.

           The following table sets forth certain information concerning the nominees for Directors:

                                  Company
           Name         Age       Director         Positions with
                                  Since            the Company

Richard Schubert         60       June 1992        Chairman of the
                                                   Board of Directors

Richard Whitney          59       June 1992        Director

Nigel Fleming            42           -            Director

Donald E. Strange        52           -            Director

Paul Leibowitz           55           -            Director

Additional information concerning the nominees for director is as follows:

           RICHARD SCHUBERT has been Chairman of the Board of Directors of the Company since July 1992. Mr. Schubert is currently a business consultant. From December 1990 through September 1995, Mr. Schubert was the President of The Points of Light Foundation, a foundation created to encourage Americans to become directly involved in consequential community service in respect of critical social issues. From June 1989 to December 1990, he was a business consultant. He served as President of the American Red Cross (1983-1989) and was a former Vice Chairman and President of Bethlehem Steel until 1982. Mr. Schubert has extensive experience in law, business and government, and has been appointed during his career with Bethlehem steel, which began in 1961, to serve in the public sector as Assistant to the Under Secretary of Labor (1970) Solicitor of the Department of Labor (1971) and Under Secretary of Labor (1973). Mr. Schubert is a member of the Council of Foreign Relations and he serves as a director of a number of philanthropic and business organizations. Mr. Schubert graduated Cum Laude from Eastern Nazarene College in Quincy, Massachusetts with a Bachelor of Arts degree, and from Yale Law School with a Bachelor of Law degree. Mr. Schubert, along with Dr. Reeves, serves as an officer of NCPI, Inc., a non-profit subsidiary of Eastern Nazarene College.

           RICHARD WHITNEY has been a Director of the Company since July 1992 and Chairman of the Board of Directors of Biorelease Technologies, Inc. (the "Subsidiary") since August 1996. He is currently a Principal in a Snelling & Snelling franchise located in Washington D.C. From 1989 until August 1994, Mr. Whitney served as a general partner of The Venture Fund of Washington (the "Fund"). The Fund has investors which include pension funds, insurance companies, banks, and corporations. It has as a corporate general partner, ICF International, a consulting and engineering firm based in Washington, DC. Mr. Whitney has managed venture funds since 1972, beginning with direct responsibility for the management of the Direct Investment Fund at Overseas Private Investment Corporation. In the mid-1970's, he served as Executive Vice President of Narragansett Capital. In 1977, with others, Mr. Whitney purchased a controlling interest in Columbia Ventures, Inc., a SBIC located in Washington, DC. Mr. Whitney has served as President and a Director of that company since 1978. Mr. Whitney is a past director of the Alumni Association and Sports Foundation of Brown University.

           DONALD E. STRANGE, age 52, has been Chairman and Chief Executive Officer of TheraMed Partners, Inc. ("TheraMed") since its inception in August 1996. Upon the closing of the TheraMed acquisition, Mr. Strange will become
Chairman of the Board of the Company. Since October 1, 1996, he has been Chairman and Chief Executive Officer of First New England Dental Centers, Inc., a provider of dental practice management services to multi-specialty practices in New England. From 1993 to 1995, Mr. Strange was Chairman and Chief Executive Officer of Transcare Corporation, a patient transport company. Mr. Strange has over 25 years in the health care field including executive management positions with Epic Health Care Group (1991-1993), US Homecare Corporation (1990-1991), Sigecom Ltd (1989-1991), Avon's Health Care Group (1987-1989) and Hospital Corporation of America (1974-1987). Mr. Strange received a BA from Michigan State University in 1966 and a MBA from Michigan State University in 1968.

           PAUL LEIBOWITZ, age 55, a scientific advisor to the Company for the past four years, will oversee all pharmaceutical development and serve as Chief Operating Officer and Director. Dr. Leibowitz has been the Chief Operating Officer and Executive Vice President for Scientific Affairs of TheraMed since its inception in August 1996. Dr. Leibowitz has more than eighteen years of diversified experience in the management of biological and pharmaceutical research and development, regulatory oversight, business development and strategic planning. From 1994 to 1995, he was a Senior Vice President at Innovir Laboratories, Inc., a biotechnology company. From 1990 to 1994, Dr. Leibowitz was Senior Vice President of Research and Development and Chief Scientific Officer of TSI Corporation, a biotechnology company and contract research organization. From 1989 to 1990, he was Vice President of Corporate Planning and Development for Immunomedics, Inc., a company specializing in radioimmunotherapy and radioimmunodiagnostics. From 1977 to 1987, Dr. Leibowitz was employed by Schering-Plough Corporation, a pharmaceutical company. While at Schering Plough, Dr. Leibowitz founded for Schering both the molecular biology and tumor biology departments and built its initial infrastructure in biotechnology. Dr. Leibowitz received a BA from New York University in 1963, a MA from the State University of New York at Buffalo in 1970 and a PhD from the State University of New York at Buffalo in 1972.

           DR. NIGEL FLEMING, age 42, has been an Executive Vice President and Director of TheraMed since its inception. Upon the closing of the TheraMed acquisition, Dr. Fleming will serve as Executive Vice President, Strategy and Business Development and will assist the Company in its planned acquisition and business development activities. Since July 1996, Dr. Fleming also has served as President, CEO and Director of Plant Cell Technologies, Inc., a biomaterials company, and Director of Business Development for Gamera Bioscience, Inc., a point of care diagnostics company. From 1995 until recently, Dr. Fleming served as Director of Business Development for Athena Neurosciences, a neurosciences-based pharmaceutical company that was acquired by Elan Pharmaceutical in June 1996. In 1986, he founded Genica Pharmaceuticals, a neurological diagnostics company, and served as its Chairman from 1986 - 1992, CEO from 1986 - 1989, Board Member from 1986 - 1995, Vice President Business Development from 1992 - 1995 and Vice President until 1995. Genica was ultimately acquired by Athena Neurosciences. Dr. Fleming is experienced in identifying and establishing relevant diagnostic and pharmaceutical product opportunities. He received a BA with highest honors from the University of North Carolina at Chapel Hill in 1978 as a Morehead Scholar and a faculty member at Harvard medical school 1985 - 1992 and PhD in Clinical Biochemistry from the University of Cambridge, England, in 1983. From 1985-1992 Dr. Fleming was a member of the faculty at the Harvard Medical School.

           Directors are elected to serve until the next annual meeting of stockholders is until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the Board of Directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

Compliance With Section 16(a) of The Securities Exchange Act of 1934

           To the Company's knowledge, based solely on a review of such materials as are required by the Securities and Exchange Commission, no officer, director or beneficial holder of more than ten percent of the Company's issued and outstanding shares of Common Stock failed to timely file with the Securities and Exchange Commission any form or report required to be so filed pursuant to
Section 16(a) of the Securities Exchange Act of 1934 during the fiscal year ended June 30, 1996.

Executive Compensation

           The following table shows all the cash compensation paid or to be paid by the Company or any of its subsidiaries, as well as certain other compensation paid or accrued, during the fiscal years indicated, to the Chief Executive Officer for such period in all capacities in which he served. No other Executive Officer received total annual salary and bonus in excess of $100,000 during the fiscal years ended June 30, 1996, 1995 and 1994.

                           SUMMARY COMPENSATION TABLE

                                   Annual Compensation                                      Awards                      Payouts

        (a)                (b)               (c)         (d)         (e)            (f)                (g)           (h)         (i)

                                                       Other                      ed Stock            LTIP      Compensa-
Name and Principal                                     Bonus       Annual            Award                         tion
Options                                                Payouts     Compen-
Position                 Year              Salary        ($)       sation ($)         ($)             SARs           ($)
  ($)

R. Bruce Reeves,         1996(1)             90,000    -0-           (2)           -0-
Chief Executive          1995                120,000   50,000        (2)           -0-                416,700         -0-        -0-
Officer                  1994                120,000   -0-           (1)           -0-                496,500         -0-        -0-
                         1993                117,000   20,000        (1)           -0-                200,000 (3)     -0-        -0-
                         1992                86,000    10,000        -0-           -0-                   -0-          -0-        -0-

          (1) On April 1, 1996 the direct employment of R. Bruce Reeves, then President/CEO of the Company terminated. All of Reeves'
               contractual rights and unissued options were assigned to R T Robertson Consultants, Inc., a Reeves family affiliate. Between April 1 and June 30, 1996, Robertson billed the Company $33,300, including expense reimbursements, for executive oversight of the corporations.

          (2) Value of benefits and other perquisites are less than 10% of the total annual salary and bonus.

          (3) Effective October 4, 1996, these 200,000 options have been forfeited by Dr. Reeves.




The following table sets forth  information  with respect to the Chief Executive
Officer concerning the grants of options and Stock Appreciation Rights ("SAR") during the past fiscal year:



                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                            Individual Grants

    (a)                        (b)                   (c)                    (d)                    (e)
                                                 Options/SARs
                               Options/          Granted to
                               SARs              Employees in          Exercise or Base          Expiration
Name                           Granted           Fiscal Year           Price ($/Sh)               Date

RT Robertson Consultants, I     416,700              100%                  $.06                   12/31/99



                                       -7-

The following table sets forth information with respect to the Chief Executive Officer concerning exercise of options during the last fiscal year and unexercised options and SARs held as of the end of the fiscal year:




         Aggregated Option/SAR Exercises and Fiscal Year-End Option/SAR
    (a)                         (b)                      (c)                         (d)                       (e)
                                                                                                              Value of
                                                                                  Number of                   Unexercised
                                                                                  Unexercised                 In-the-Money
                                                                                  Options/SARs                Options/SARs
                              Shares                                              at FY-End(#)                at FY-End(#)
                              Acquired on                  Value                  Exercisable/                Exercisable/
Name                          Exercise(#)                Realized($)              Unexercisable               Unexercisable

R. Bruce Reeves,                -0-                         -0-                     913,2001/0                    -0-
Chief Executive
Officer



              (1)    Excludes 200,000 options forfeited as of October 4, 1996.





The following table sets forth information with respect to the Chief Executive Officer concerning awards under long term incentive plans during the last fiscal year:





                    Estimated Future Payouts under Non-Stock
                                Price-Based Plans
 (a)                       (b)                                (c)                            (d)            (e)              (f)

                                                             Performance
                          Number of                          or Other
                          Shares,Units                       Period Until
                          or Other                           Maturation or                 Threshold        Target       Maximum
Name                      Rights(#)                          Payout                        ($ or #)        ($ or #)     ($ or #)

R. Bruce Reeves,             -0-                                -0-                          -0-             -0-          -0-
Chief Executive
Officer


         Directors are not compensated for acting in their capacity as Directors. Directors are reimbursed for their accountable expenses incurred in attending meetings and conducting their duties. In April 1995, the Directors Schubert, Maybury and Whitney were each awarded 129,000 options exercisable into 129,000 shares of common stock at $.08 per share. In September 1995, Directors Schubert, Maybury and Whitney were awarded an additional 50,000 options exercisable into 50,000 shares of common stock at $.17 per share. These options were for consulting services unrelated to their position as directors. The options expire on December 31, 1999.

         Through March 31, 1996, R. Bruce Reeves, President and Chief Executive Officer of the Company, had an employment agreement with the Company. Pursuant to the agreement, Dr. Reeves received an annual salary of $120,000. Pursuant to the Agreement, Dr. Reeves also received options to purchase 200,000 shares of the Company (see the "Option/SAR Grants in Last Fiscal Year" table above). These 200,000 option shares were voluntarily forfeited by Dr. Reeves as of October 4, 1996. Effective April 1, 1996, due to difficult cash flow problems and in order to better assure payments of benefits and compensation to Dr. Reeves, the Company entered into a consulting agreement with Robertson to provide the services of Dr. Reeves to the Company through the end of the fiscal year ending June 30, 1996. Dr. Reeves served as President and CEO of the Company until October 4, 1996 when he resigned. Robertson continues to actively consult for the Company and the Subsidiary and has agreed to do so for a period of at least six months following the closing of the intended acquisition of TheraMed. Robertson will consult for TheraMed for three years following the intended acquisition.

         In May 1994, due to the Company's financial condition, in consideration of a partial salary deferral and Dr. Reeves' continued involvement with the Company, Dr. Reeves was granted an additional 496,500 options exercisable at a price of $.15 per share (the average per share market price on the date of issue). These options, all of which were vested as of June 30, 1996, are currently held by Robertson and expire on December 31, 1999 if not exercised.

Committees and Meetings

         The Company has no Nominating Committee. During the fiscal year ended June 30, 1996, the Company's Board of Directors held two meetings which were attended by all of the Directors. The Company has a Compensation Committee which currently consists of Mr. Whitney and Mr. Schubert. The principal functions of the Compensation Committee are to make recommendations to the Board of Directors as to compensation arrangements, and to grant stock options to employees of the Company. The Compensation Committee met by telephone on two occasions during the fiscal year ended June 30, 1996 and both members attended these meetings.

     The Company has an Audit Committee which currently consists of Mr. Whitney and Mr. Schubert. The Audit Committee met on one occasion relating to the fiscal year ended June 30, 1996 by telephone with the auditors, Berry, Dunn, McNeil & Parker.

Interest of Management and Others in Certain Transactions and Proposals

         In May and July 1994, the Company issued options to purchase an aggregate of 1,202,250 shares to current and former officers and consultants in lieu of cash, including 496,500 options to R. Bruce Reeves.

         On  March  31,  1994,  the  Company   acquired  150,000  shares  of  6%
cumulative, convertible preferred stock of Genesis Farms, Inc. (then Genesis Capital Corporation) ("Genesis") in consideration for issuing 1,500,000 shares of the Company's Common Stock to Genesis. On March 31, 1994, the Company's stock had a fair market value of one dollar per share. In accordance with generally accepted accounting principles (the cost method of accounting for nonmarketable investments), the Company recorded the investment in Genesis at $1,500,000. Management believes the value of Genesis stock has been permanently impaired and has reduced the basis of the Genesis preferred stock to $180,000 and $0 at June 30, 1995 and June 30, 1996, respectively. The amount of the permanent impairment was determined by reviewing recent trading price of Genesis common stock and relating such via the conversion rights of the Preferred stock since the underlying common stock will be salable under Rule 144 within six months (as required by SFAS No. 115). This value differs significantly from its historical cost value. See Note 9 to the Consolidated Financial Statements. On September 16, 1996, the Company entered into an agreement to advance $10,000 in legal fees to a party claiming to have an interest in the shares exchanged by the Company for the Genesis shares. Under this agreement, if the Company is successful, it will recover up to 1.25 million of its own shares, such to be canceled and to reduce shares outstanding in like amount. 100,000 shares have been recovered as of the date hereof.

         In May 1994 the Company borrowed $12,000 from Mr. Shubert for one year at 9% interest secured by 3,600 shares of Genesis preferred stock. Also, at June 30, 1996, the Company owed Robertson $ 87,734. Robertson and Mr. Schubert have agreed to defer payment of these amounts due for a period of up to three years from the closing of the TheraMed acquisition without interest. Anytime the Company reaches $2 million in working capital, these amounts shall become due. Mr. Schubert has released any interest he holds in the Genesis shares.

         In June 1996, the Company issued 509,396 shares of its Common Stock (inclusive of 41,305 shares that were issued effective July 1996) in settlement of $29,366 in 1996 and $251,134 in 1995 of the Company's and the Subsidiary's liabilities.

     Dr. R. Bruce Reeves, the former President, Chief Executive Officer, Secretary and Director of the Company, who resigned from these positions on October 4, 1996, is an employee of Robertson. Dr. Reeves, through Robertson, continues to be involved in the daily business of the Company and will be actively involved in the business of the Company and TheraMed after the TheraMed acquisition. In addition, following consummation of the TheraMed acquisition, Robertson, currently a principal stockholder of the Company, has entered into a consulting contract with TheraMed for a period of three years (see "Proposal
Three: Acquisition Of TheraMed Partners, Inc." below) and will own options to purchase approximately 1,155,000 post reverse split shares of Company Common Stock, which options vest over a two year period. These options are in addition to other options currently held by Robertson. See "Principal Stockholders And Stock Ownership Of Management" above and "Proposal Three: Acquisition Of TheraMed Partners, Inc." below.

         Robertson presently holds a substantial number of Company options and will receive a substantial number of options (see the prior paragraph and "Principal Stockholders And Stock Ownership of Management"). Dr. Reeves has a vested interest in seeing that the TheraMed acquisition is approved. Similarly, Paul Leibowitz, a consultant to the Company who owns a significant number of Company options (see "Principal Stockholders And Stock Ownership of Management" above) and TheraMed shares and will be a Principal Stockholder, an executive officer and a Director of the Company after the TheraMed acquisition, and Donald
E. Strange and Nigel Fleming, nominees for director of the Company who each own significant number of TheraMed shares and will be Principal Stockholders, Executive Officers and/or Directors of the Company following the TheraMed acquisitions, have a vested interest in seeing that the TheraMed acquisition is approved.

         For additional information concerning current management of the Company see "Management" in the Company's 1996 Annual Report accompanying this Proxy Statement.


         PROPOSAL TWO: AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO AUTHORIZE PREFERRED STOCK

         Stockholders are hereby requested to consider and act upon a proposal to amend the Company's Certificate of Incorporation to authorize 10,000,000 shares of Preferred Stock, $.01 par value. As amended, Article FOURTH of the
Company's Certificate of Incorporation, which sets forth the Company's authorized number of shares would read as follows:

     "FOURTH. (a) The Company is authorized to issue 50,000,000 shares of Common Stock, with a par value of $.01 per share, and 10,000,000 shares of Preferred Stock, with a par value of $.01 per share.

         (b) The Board of Directors of the Company shall be empowered to designate the rights, powers, preferences and designations of the Preferred Stock described above with regard to any shares of Preferred Stock that are not issued and outstanding."

         The Company has not made any decision respecting the issuance of shares of Preferred Stock. However, management deems it wise to authorize shares of Preferred Stock at this time, because, in its opinion, it is important that management have available to it the means and flexibility to take advantage of any opportunities that may occur without incurring the expense or delay involved with holding a special meeting of stockholders to authorize shares. Some or all of such shares would be available for sale to raise additional equity for the Company or for issuance in the event the Company acquired a business or technology for consideration which was payable in whole or in part in shares of the Company's Stock. The foregoing is consistent with the TheraMed's business plan (see "Proposal Three: Acquisition Of TheraMed Partners, Inc." below).

         Stockholders should note that the Company's Board of Directors would be empowered to designate the rights, powers, preferences and designations of the Preferred Stock (including, but not limited to, preferences on dividends and liquidation and conversion and/or redemption rights) without Stockholder approval and that the Board of Directors does not plan to seek stockholder approval for the issuance of such shares unless required by law.

         The Board of Directors could issue shares of Preferred Stock with such rights and preferences that could discourage attempts by others to obtain control of the Company through merger, tender offer, proxy contest or otherwise by making such attempts more difficult to achieve or more costly.

         Stockholders are referred to the Company's audited financial statements as of and for the fiscal year ended June 30, 1996 contained in the Company's Annual Report, which Report accompanies this Proxy Statement.

Board Recommendation

         The Board of Directors believes that the authorization of Preferred Stock is in the best interest of the Company because it will assist the Company in effectuating TheraMed's planned business operations. Accordingly, the Board of Directors recommends a vote FOR this proposal.


         PROPOSAL THREE:  ACQUISITION OF TheraMed PARTNERS, INC.

         One of the purposes of the meeting is to approve the acquisition of the Common Stock of TheraMed Partners, Inc. ("TheraMed"). In November 1996, the Company entered into an "Agreement and Plan of Reorganization (the "Agreement") to acquire (the "Acquisition") all of the issued and outstanding shares of Common Stock of TheraMed, a recently formed Delaware corporation that plans to focus on acquiring and consolidating late stage biotechnology companies and pharmaceutical synergistic technologies, in exchange for 4,125,000 post reverse split shares of the Company's Common Stock. A copy of the Agreement is attached hereto as Attachment A. As part of the transaction, options to purchase TheraMed Common Stock held by R T Robertson Consultants, Inc. will be exchanged for Company options to purchase an aggregate of 1,155,000 post reverse split shares of the Company's Common Stock. These options vest over a two year period following closing of the TheraMed acquisition. When taken together with shares held by existing management and directors of the Company, TheraMed stockholders, Robertson and the Company's existing management and directors together will hold a controlling interest in the Company. Immediately following the acquisition, the Company will have approximately 6,565,415 (post reverse split) shares issued and outstanding in addition to approximately 2,844,388 (post reverse split) shares issuable upon exercise of options.

         Pursuant to the Agreement, consummation of the TheraMed acquisition requires stockholder approval of the following: (i) a name change to "Pharmatrage Holdings, Inc." (Proposal Four); (ii) a reverse split of the Company's issued and outstanding shares of Common Stock on a one-for-four basis (Proposal Five); (iii) the authorization of preferred stock, the designations, rights, preferences of which may be determined at the discretion of the Company's Board of Directors (Proposal Two); (iv) the election of a slate of directors which will include existing directors Schubert and Whitney plus TheraMed directors Donald E. Strange Paul Leibowitz and Nigel Fleming (Proposal
One); and (v) the spin off of all Subsidiary shares held by the Company to the Company's (pre TheraMed acquisition) stockholders (Proposal Six) and (vi) The approval of the T Ac (Pro three).

         As a result of the acquisition of TheraMed and upon the effectuation of the one-for-four reverse split and the spin off of the Subsidiary, in lieu of every four shares of Company stock held by stockholders before consummation of these transactions, a stockholder will own one share of the Company's common stock and three shares of the Subsidiary's common stock.

         CONSUMMATION OF THE ACQUISITION OF TheraMed REQUIRES APPROVAL OF PROPOSALS ONE THROUGH SIX. IF ALL SIX PROPOSALS ARE NOT APPROVED OR THE BOARD OF DIRECTORS DETERMINES NOT TO PROCEED WITH THE ACQUISITION OF TheraMed, THE ACQUISITION OF TheraMed WILL NOT BE CONSUMMATED AND THE BOARD OF DIRECTORS, IN ITS SOLE DISCRETION, HAS THE AUTHORITY TO NULLIFY STOCKHOLDER APPROVAL OF ANY OF THE PROPOSALS.

         TheraMed, primarily through Robertson, is overseeing the operations of the Company prior to closing at the direction of the current Board of Directors. TheraMed has also agreed to advance operating funds to the Company to allow it to continue operations pending stockholder approval of the transaction.

         As a condition of the proposed TheraMed transaction, Dr. Reeves, resigned as the Company's President, Chief Executive Officer, Secretary and Director on October 4, 1996. Dr. Reeves is employed by Robertson which has entered into a consulting agreement with TheraMed for at least three years following the closing of the TheraMed acquisition. Compensation to Robertson will include TheraMed stock options, which upon the consummation of the TheraMed acquisition, will be converted into options to purchase approximately 1,155,000 reverse split shares of the Company's Common Stock. Robertson will consult in the areas of capital formation, securities law compliance, stockholder relations and financial matters. Limited additional staff and outside consultants will be added to assist in the development and technology acquisition efforts as needed. For more information concerning Dr. Reeves and Robertson see "Interest of Management and Others in Certain Transactions and Proposals" and "Principal Stockholders And Stock Ownership Of Management."

         Pursuant to the Agreement, the Company will grant the current TheraMed stockholders "piggy back" registration" rights with regard to the Company shares to be issued to them in exchange for their TheraMed shares. Commencing one year after the closing of the TheraMed transaction, these holders will have the right to have their Company shares registered by inclusion in any registration statement that the Company may file, except for registration statements on Forms S-4 and S-8. In addition, following the closing, in accordance with the performance schedule described below, the Company will issue options to purchase an aggregate of 782,052 post reverse split shares at an exercise price of $.34 per share for a period of ten years after issuance to Mr. Strange, Dr. Leibowitz, Dr. Fleming and Robertson. One fourth will vest upon the Company's securities becoming listed on AMEX or NASDAQ within 18 months of the closing of the TheraMed transaction; one fourth will vest upon the Company obtaining a working capital level of $500,000 within nine months of the closing of the TheraMed transaction; one fourth will vest upon the Company completing an acquisition with a target company having a market value of $5,000,000 within 12 months of the closing of the TheraMed transaction; and one fourth will vest upon the Company obtaining a market capitalization for 30 consecutive days of $15,000,000 within 24 months of the closing of the TheraMed transaction. Up to 195,513 options in the Company will be granted to unrelated consultants, 75,000 of which have been issued to two pharmaceutical consultants; the balance of 120,513 options have not been issued, and will not be issued to any TheraMed principal.

TheraMed Partners, Inc.

         TheraMed's executive office is currently located at the offices of RT Robertson Consulting, 10 Chestnut Drive, Bedford New Hampshire 03110 and its telephone number is (800 408-0089.)

         Following the Acquisition, the Company, through TheraMed, will be a product and technology acquisition company and development entity with a primary focus on developing later stage products acquired out of the anticipated consolidation of the biotechnology and pharmaceutical industry over the next several years. Management intends to use as its primary selection criteria those proprietary technologies and products for which preclinical and clinical data exist that supports potential commercial viability and success.

         One area in which the Company expects to initially focus is on acquiring proprietary drug delivery technology that could be useful in providing normal dosage forms that would enable it to enter new markets or improve the safety or efficiency profile of existing drugs.

         It is anticipated that the Company will seek out affiliation with, and/or acquisition of, companies unable to independently continue the development of their products who will benefit from the experience of the Company's new management and support.

     Mr. Donald E. Strange, Dr. Paul Leibowitz and Dr. Nigel Fleming are the founders, current principal stockholders and Executive Officers and/or Directors of TheraMed. Upon consummation of the TheraMed acquisition, Mr. Strange will become the Company's Chairman. Dr. Leibowitz will become the Company's Chief Operating Officer and a Director and Dr. Fleming will become its Executive Vice President, Strategy and Business Development and a Director of the Company and will assist the Company in acquisition and business development activities. For information on Mr. Strange, Dr. Leibowitz and Dr. Fleming see "Proposal One:
Election Of Directors."

Accounting Treatment

     Biorelease Corp. intends to treat the Merger as a purchase for accounting purposes.

     The pro forma financial information presented in this Proxy Statement has been prepared using the purchase method of accounting to account for the Merger. See "UNAUDITED PRO FORMA COMBINED FINANCIAL DATA."

Pro forma financial information

         The following unaudited pro forma financial information as of and for the quarter ended September 30, 1996 is being presented for Biorelease Corp. its subsidiary Biorelease Technologies, Inc. (the Subsidiary) and TheraMed Partners, Inc. (TheraMed). The presentation as of and for the period ending September 30, 1996, the first quarter of Biorelease, is to show the effects of the proposed merger with TheraMed and spinoff of the Subsidiary. A pro forma statement of operations for the most recent fiscal year is not being presented because it is not deemed necessary since TheraMed was formed subsequent to June 30, 1996.

         The pro forma information presents the activity of Biorelease Corp. and TheraMed as if the merger had occurred as of and for the period ended September 30, 1996. All intercompany activity has been eliminated. The activity for the Subsidiary has been eliminated in its entirety because the terms of the merger require this company to be "spun out" to the holders of Biorelease Corp. prior to the TheraMed acquisition. The acquisition of TheraMed is to be accounted for using the purchase method of accounting and the cost of the acquisition is to be based on the net asset value of TheraMed at the time of closing. As of September 30, 1996, TheraMed did not have a positive net asset value. Management assumes TheraMed will have negligible net asset value at closing.

         This pro forma information should be read in conjunction with the related historical information and is not necessarily indicative of the results that would have been attained had the transaction actually taken place.





                BIORELEASE CORP
                (A DEVELOPMENT STAGE ENTERPIRSE)
                PROFORMA BALANCE SHEET
                SEPTEMBER 30, 1996
                (Unaudited)                                         Elimination     Proforma        Proforma        Proforma
        ASSETS                                   BCORP  BTI  TPI    Adjustments     Adjustments     A/E #   Results


Cash .........................................   156     0 23589           0
Cash - held as collateral ....................     0     0     0
Investments in government securities .........     0     0     0
Investments in government backed securities ..     0     0     0
Accounts receivable, trade ...................     0   192     0                        (192)     5                            5
Accounts receivable-affiliate ...............3668534     0  5000   (3668534)                    1,2
Inventories ..................................     0 27679     0                    (27679)       5
Deferred income taxes ........................     0     0     0          0
Other receivables ............................  1015     0     0          0
Prepaid expenses and other current assets ....  2311     0     0          0
                                                       ---   ---   --------     -------------   ---   --------
     Total current assets ................   3672016 27871 28589   (3673534)         (27871)
Equipment and leasehold improvements, net ....                                         27044     0          0
Investments, net .............................              4582          0                0   -4582        8
Investments in subsidiaries ..................     0     0     0   3,6
Intangible assets, net .......................     0       36110          0   -36110            5          5
Other noncurrent assets ......................   398   300     0                          0   -300         5
Deferred underwriting fees for future offering     0     0                                             12500
Deferred legal fees for future acquisition ...                                        14811     0          0
                                                       ---   ---   --------   -------------   ---   --------
     Total assets ............................                                3718851 36410   -37373      18
                                                       ===   ===   ========   =============   ===   ========
        LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable ............................. 28993 65453  3215          0   -65453            5      32213
Accounts payable - affiliate .................  5000   366853-5000 -3668534   1,4              14   off 1748
Accrued expenses ............................. 70779 25841   375          0   -25841            5      71159
Notes payable - stockholders .................     0       55600      80000   -55600            5      80005
Income taxes payable .........................     0                   1549               0   -1549        5
Deferred income taxes ........................     0     0     0                                           0
Other current liabilities ....................              1748       4000               0   -4000        5
                                                       ---   ---   --------   -------------   ---   --------
     Total current liabilities ...............                       106520   3820977 83590   -3820977183391
Notes payable - long term:
  Stockholders ...............................                        14955           11975   -11975       5
  Others .....................................     0       16000          0               0   -16000       5
Other liabilities ............................                                        87734     0      87734
                                                       ---   ---   --------   -------------   ---   --------
     Total liabilities .......................                       209209   3848952 83590   -3848952271125
                                                       ---   ---   --------   -------------   ---   --------
Stockholders' equity:

     Common stock of $.01 par value, 50,000,000 shares authorized 9,880,354 and 13,512,263 shares issued and 9,430,354 and 8,962,263 shares outstanding at June 30, 1996 and

     Common stock                       99217   5047    1       -1      -34835  2,5,7,8,9       95218   June 30, 1995, respectively
     Additional paid-in capital                 6989159 2129673 0       1       -2099885        2,3,4,5,7,8,9   9364737    -5798207
     Development stage accumulated deficit      -3524234    -5919391   -42501  2246275 5,6,8   -7239283  corp -2 3696405
     Stock subscriptions receivable                     -50000  0       -1                              -50001                65453
                        -       -       -       -       -               -                       -
                        3514142 -3784671        -42501          111555          2170671                 -2036349
     Less:   Treasury stock                     -4500   0       0
                        -       -       -       -       -               -
     Total stockholders' equity                 3509642 -3784671        -42501          111555          2170671
                        -       -       -       -       -               -
     Total liabilities and stockholders' equity                 3718851 64281   41089           -3737397                2441796
                        =       =       =       =       =               =



                                  BIORELEASE CORP
                      (A DEVELOPMENT STAGE ENTERPRISE)
                PROFORMA  CONSOLIDATING  STATEMENT OF  OPERATIONS  For the Three
                 Months Ended September 30, 1996

                                         (Unaudited)



                               3 MONTHS SEPT 1996                       Elimination     Proforma        Proforma
                        BCORP   BTI     TPI     Adjustments     Adjustments     Results

Revenues .......................................     0                  12691                 0

Cost of Goods Sold .............................     0     0     0
------------------------------------------------   ---   ---   ---   --------   ---------------
Gross Profit

Operating expenses:
   General and administrative ..................         -34405-9912 -42501     -86818

------------------------------------------------   ---   ---   ---   --------   ---------------
Loss from operations ...........................               -34405-42501     -86818

Other income (costs) :
   Interest, net ...............................     0               -981                     0
   Loss on disposition of invest-
     ment in subsidiaries ......................     0     0     0   -3671958   -3671958
------------------------------------------------   ---   ---   ---   --------   ---------------
------------------------------------------------   ---   ---   ---   --------   ---------------
NET LOSS .......................................         -34405-42501-3671958   -3758776
================================================   ===   ===   ===   ========   ===============
Weighted average shares ........................                                        5117915
Loss per share .................................                                -0.734435018948


REMOVE BELOW DETAIL BEFORE CREATING DISC FOR SEC


shares outstanding at 6/30/96 ..................           9430354          0           2357589
July ...........................................             41305          0             10326
August .........................................     0   750                            4125000
September ......................................     0     0     0
                                                               ---   --------   ---------------
total 9-30-96 ..................................                      9471659           6492915
                                                               ===   ========   ===============





                                 BIORELEASE CORP
             CONSOLIDATED ELIMINATION AND PROFORMA ADJUSTING ENTRIES
                               DECEMBER 31, 1994        SEPTEMBER 30, 1996




        ELIMINATION ADJUSTMENTS


 1      ELIMINATE INTERCOMPANY RECEIVABLE/ PAYABLE IN CONSOLIDATION

        ACCOUNTS PAYABLE- AFFILIATE - BCORP                            5000
                ACCOUNTS RECEIVABLE - AFFILIATE - TPI                  5000

 2      ELIMINATE INVESTMENT IN SUBSIDIARIES

        COMMON STOCK - TPI                                              1
                APIC - BCORP                                            1



                                                        -       -

                                                        =       =
        PROFORMA ADJUSTMENTS

 3      TO RECLASSIFY BTI'S LIABILITY TO BCORP AS ADDITIONAL PAID IN CAPITAL

        ACCOUNTS PAYABLE- AFFILIATE - BTI                              3668534
                ADDITIONAL PAID IN CAPITAL - BTI                       3668534

 4     TO RECLASSIFY  BCORP'S RECEIVABLE FROM BTI TO INVESTMENTS IN SUBSIDIARIES

        INVESTMENT IN SUBSIDIARIES - CORP                              3668534
                ACCOUNTS RECEIVABLE - AFFILIATE - B CORP               3668534


5       SPIN OUT BTI FROM CONSOLIDATED PROFORMA RESULTS

        ACCOUNTS PAYABLE- BTI                                           65453
        ACCRUED EXPENSES - BTI                                          25841
        NOTES PAYABLE STOCKHOLDERS -BTI                                 58100
        INCOME TAXES PAYABLE - BTI                                       1549
        OTHER CURRENT LIABILITIES - BTI                                  4000
        NOTES PAYABLE - STOCKHOLDERS - BTI                              25475
        COMMON STOCK - BTI                                              5047
        ADDITIONAL PAID IN CAPITAL - BTI                              5798207
        DEVELOPMENT STAGE ACCUMULATED DEFICIT -BTI                   5919391
                ACCOUNTS RECEIVABLE - BTI                                192
                INVENTORIES - BTI                                    27679
                INTANGIBLE ASSETS - BTI                              36110
                OTHER NONCURRENT ASSETS - BTI                        300




 6      TO WRITE-OFF BCORP'S  RECEIVABLE IN SUBSIDIARY BTI

        LOSS ON DISPOSITION OF INVESTMENT IN SUBSIDIARY - BCORP       3668534
                INVESTMENTS IN SUBSIDIARIES - B CORP                  3668534

 7      PROFORMA ISSUANCE OF 1,650,000 BCORP STOCK TO SHAREHOLDERS OF TPI
        (BASED ON TPI RECEIVING 4 SHARES OF BIO FOR EACH SHARE OF TPI)
         (750BTI + 750 NEW BTI =1500sh x 2750 x4)
        ADDITIONAL PAID IN CAPITAL - BCORP                          165000
                COMMON STOCK - BCORP                                 165000

 8      WRITE OFF BCORP'S INVESTMENT IN BTI

        LOSS ON DISPOSITION OF INVESTMENT IN SUBSIDIARY -BCORP          4582
                INVESTMENTS, NET - BCORP                                4582


 9      REFLECT THE REVERSE SPLIT OF BCORP STOCK ON A ONE FOR  FOUR BASIS

        COMMON STOCK - BCORP                                            194788
                ADDITIONAL PAID IN CAPITAL - BCORP                    194788
                        ISSUED BCORP SHARES                     99217
                        LESS TREASURY STOCK                     -4500
                        BCORP SHARES ISSUED TO BTI                      165000
                                                -
                TOTAL PROFORMA SHARES                           259717
                SPLIT TO EQUAL                          64929
                                                -
                ADJUST                          194788
                                                =       -       -
                                                        10016576        10016576
                                                        =       =

                                                               -16-

Material Federal Income Tax Consequences

         The following summary sets forth the anticipated material federal income tax consequences of the transactions outlined in this proxy. Biorelease Corp. (the Company has not obtained an opinion of counsel and does not contemplate obtaining such an opinion.) It is management's belief that the following discussion covers the potential impact to the Company shareholders from the spin-off of the Subsidiary and the subsequent exchange of the Company voting stock solely for voting stock of TheraMed Partners, Inc.(TPI). The tax treatment of each the Company shareholder will depend in part upon such shareholder's particular situation. Special tax consequences not described below may be applicable to particular classes of taxpayers including, without limitation, foreign corporations and tax-exempt entities. The Company shareholders should consult their own tax advisors as to the effect of their own particular situation on the federal tax consequences of the proposed spin-off and subsequent exchange of stock, as well as the applicability of any state, local or other tax laws. This summary is based on the provisions of the Internal Revenue Code (IRC), as in effect as of the date hereof. Such laws, regulations or interpretations may differ upon the effective date of this transaction and relevant facts also may differ.

         Spin-off of BTI to the current shareholders of the Company. Management believes that the spin-off of the BTI subsidiary to the shareholders of the Company will constitute a taxable distribution under Section 301 of the Internal Revenue Code. The receipt of BTI stock in a taxable spin-off would generally be taxable as a dividend to the extent of the fair market value of the BTI common stock received by the Company shareholders. The dividend treatment is limited to the accumulated earnings and profits of the Company. It is management's contention that the Company has no accumulated earnings and profits, therefore, the distribution will be treated as a sale or exchange of property. As such, management believes that part of the distribution will be a return of capital with the balance taxable as the capital gain, The amount of taxable capital gain versus return of capital has not been determined at this time, and would likely vary from shareholder to shareholder.

         In a taxable spin-off, the Company is required to recognize gain equal to the amount by which the fair market value of the BTI stock distributed to the Company shareholders exceeds the Company's basis in that BTI stock. No loss will be recognized for tax purposes if the Company's basis in the BTI stock exceeds the fair market value of the BTI stock distributed. It is expected that the spin-off of BTI will result in a loss to the Company. In the past, the Company, together with its subsidiary BTI, filed consolidated federal income tax returns. Therefore, the spin-off of BTI may result in the triggering of any excess loss accounts or deferred intercompany transactions, which may result in taxable income to the Company. Management believes that this is highly unlikely to occur, and has not determined the existence or amount of any such excess losses or deferred intercompany transactions.

         It is not anticipated that BTI will have any direct tax consequences from the Company spinning off its stock to the current the Company shareholders. BTI does have a substantial net operating loss which may be limited if the spin-off to the Company shareholders is considered a change in ownership as defined in IRC Section 382(g). If it is determined that an ownership change has occurred, then the opportunity to use the company's net operating losses in the future will be substantially limited under IRC Section 382.

         Exchange of the Company voting stock solely for voting stock of TPI. It is management's intention that the exchange of the Company voting stock for all the outstanding voting stock of TPI qualifies under IRC Section 368(a)(1)(B) as a tax-free exchange ("B" reorganization). If the requirements, of a "B" reorganization are not met, then the transaction will be considered a taxable sale or exchange. The company does not anticipate any direct tax consequences to the existing the Company shareholders under either scenario.

         It is not anticipated that the Company will have any direct tax consequences from exchanging its stock for the stock of TPI if the transaction qualifies as a "B" reorganization under IRC Section 368(a)(1)(B) of the IRC. The Company does have a substantial net operating loss which may bc limited if the exchange with TPI shareholders is considered a change in ownership as defined in IRC Section 382(g). If it is determined that an ownership change has occurred then the availability to use the company's net operating losses in the future will be substantially limited. It is anticipated that the exchange will trigger the net operating loss limitation under IRC Section 382.

Plans for the Combined Companies

         The Company is currently offering up to $500,000 in notes to accredited parties to provide initial working capital for the implementation of the Pharmatrage/TheraMed acquisition and initial merger and acquisition activities. Assuming the approval of the TheraMed transaction by the Company's stockholders, expected by early January, 1997, the Company, under the name of Pharmatrage Holdings, Inc. will undertake to complete a private placement on a best efforts basis. A New York City investment banking company has been engaged to manage this financing for the Company. During the first two quarters following approval of the TheraMed transaction and assuming completion of a significant portion of the private placement, the Company intends to complete its first acquisition of a targeted "Core Technology Company" through which it plans to consolidate other technologies and product opportunities. No specific "Core Technology Company" has been selected by the Company as the first acquisition. The Company expects to remain virtual in its organization for the first year while it evaluates the benefits of integration between Company activities and the first core technology company. Based on both new acquisition opportunities and the Company's ability to attract new working capital, the Company will regularly evaluate the potential for adding new technology to its first core technology company.

Description of Common Stock

         The Company is authorized to issue fifty million (50,000,000) Shares of Common Stock, $.01 par value per Share, of which 9,471,659 Shares are issued and outstanding. Each outstanding Share of Common Stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by the owners thereof at meetings of the stockholders.

     The holders of Common Stock (i) have equal ratable rights to dividends from funds legally available therefor, when, and if declared by the Board of Directors of the Company; (ii) are entitled to Share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion rights, or redemption or sinking fund provisions applicable thereto; and (iv) are entitled to one non-cumulative vote per Share on all matters on which stockholders may vote at all meetings of stockholders.

         For market information concerning the Company's Common Stock, see "Market For The Company's Common Equity And Related Stockholder Matters" in the Company's 1996 Annual Report that accompanies this Proxy Statement.

Board Recommendation

         The Board of Directors believes that the acquisition of TheraMed is in the best interest of the Company and its stockholders because under the TheraMed agreement the present holders continue on an undiluted basis to benefit from their holdings in the subsidiary's existing business opportunity through new stock issued to them in the subsidiary, while retaining a 37% prefinancing interest in the new Pharmatrage/TheraMed business opportunity. Further, TheraMed has and will continue to advance funds to and for the benefit of the Company. Management of TheraMed can be expected to materially enhance the ability of the Company to both identify new biotechnology opportunities and attract capital. Accordingly, the Board of Directors recommends a vote FOR this proposal.

         PROPOSAL FOUR: AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO CHANGE THE COMPANY'S NAME TO "PHARMATRAGE HOLDINGS, INC."

         One of the requirements for consummating the TheraMed acquisition is that the Company changes its name to "Pharmatrage Holdings, Inc."

Board Recommendation

         The Board of Directors of the Company and management of TheraMed believe that the new name is more appropriate in light of the shift in direction of the Company's business. As noted above, the name change is a condition to effectuation of the TheraMed acquisition. For the foregoing reasons, the Board of Directors recommends a vote FOR this proposal.

         PROPOSAL FIVE: REVERSE SPLIT OF THE COMPANY'S ISSUED AND
         OUTSTANDING SHARES OF COMMON STOCK ON A ONE-FOR-FOUR BASIS

         One of the requirements for consummating the TheraMed acquisition is that all issued and outstanding shares of the Company's Common Stock be reverse split on a one-for-four basis with any resulting fractional shares being increased to the next whole share.

         As a result of the one-for-four reverse split, following consummation of the TheraMed acquisition, there will be 6,565,415 post reverse split shares of the Company's Common Stock issued and outstanding consisting of 4,125,000 post reverse split shares issued to the stockholders of TheraMed and 2,440,415 post reverse split shares held by the pre-acquisition Company stockholders.

         As a result of the reverse split, the terms of all outstanding options and warrants for the Company's Common Stock will be adjusted by reducing the number of shares issuable upon exercise of such options and warrants by a fourth and adjusting the exercise price of such options and warrants in proportion to the reverse split and to reflect the allocation of valuation resulting from the spin off of the Subsidiary and the decrease in the number of shares in the Company after the split back.

Board Recommendation

         The Board of Directors of the Company and management of TheraMed believe that the reverse split is necessary to allow the expected market capitalization following the proposed private placement described earlier, and possibly after its first acquisition, to result in a stock price which would give the Company the opportunity to become eligible for a listing on either NASDAQ or the American Stock Exchange. Without splitting back, the directors feel the stock would possibly continue to be classified as a penny stock, even after significantly increasing the Company's market capitalization, which would impede the possibility of wider coverage and investor eligibility. As noted above, the reverse split is a condition to effectuation of the TheraMed acquisition. For the foregoing reasons, the Board of Directors recommends a vote FOR this proposal.

             PROPOSAL SIX: SPIN OFF OF BIORELEASE TECHNOLOGIES, INC.

         One of the requirements for consummating the TheraMed acquisition is that the Company divest itself of its current business operations. Since all investments to date in the Company have been in furtherance of the business of the Company's Subsidiary, the Company, with stockholder approval, plans to spin off all Subsidiary shares held by the Company to the Company's (pre- TheraMed acquisition) stockholders. The Company will adjust the capitalization of the Subsidiary by forward or reverse stock split to assure that for every four shares of the Company owned by eligible Company stockholders prior to the acquisition of TheraMed, the reverse split and the spin off of the Subsidiary, such stockholder, upon consummation of all of the foregoing transactions, will receive three shares of the Subsidiary and one split back share in the Company. It is anticipated that the record date for the transaction will be the day prior to the date of consummation of the TheraMed acquisition.

         The spin off transaction must be registered under the Securities Act of 1933 and must be registered or exempt from registration under the applicable State securities laws.

         As a condition to the spin off, it is anticipated that the Subsidiary will grant the Company an exclusive license, subject to the existing rights licensed to Baiter Healthcare ("Baiter"), to use the Subsidiary's Chondroitin Sulfate Technology ("CS Technology") in exchange for royalties of 4% of net sales by the Company of any products based upon the CS Technology. The 4% royalty shall be payable only after the amount of royalties that would have been paid exceeds the amount of advances made by the Company to the Subsidiary through the date of the spin off.

Board Recommendation

     The Board of Directors of the Company and management of TheraMed believe that the spin off will be beneficial to Company stockholders because it will enable the stockholders to directly own the Subsidiary. As noted above, the spin off is a condition to effectuation of the TheraMed acquisition. For the foregoing reasons, the Board of Directors recommends a vote FOR this proposal.

         PROPOSAL SEVEN: RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has appointed Berry, Dunn, McNeil & Parker, Manchester, New Hampshire, to serve as the Company's independent public accountants for the 1997 fiscal year, subject to the approval of the stockholders. Berry, Dunn, McNeil & Parker examined the Company's consolidated financial statements for the fiscal year ended June 30, 1996 and is considered well qualified.

         It is expected that a representative of Berry, Dunn, McNeil & Parker will be present at the Stockholders' Annual Meeting. The representative will have an opportunity to make a statement if he desires to do so and it is expected that he will be available to respond to appropriate questions by stockholders.

         The Board of Directors recommends that you vote FOR the ratification of the selection of Berry, Dunn, McNeil & Parker as the Company's independent public accountants for the 1997 fiscal year.

         If the stockholders do not ratify the selection of Berry, Dunn, McNeil & Parker as independent accountants, the selection of such accountants will be reconsidered by the Board of Directors.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

         Except  as  set  forth  below,   there  have  been  no  changes  in  or
disagreements with accountants with respect to accounting and/or financial disclosure.

         On September 26, 1994, the Company terminated Coopers & Lybrand ("Coopers") as its certifying accountant and retained Smith, Batchelder & Rugg as its certifying accountant. In February 1995, Smith Batchelder & Rugg affiliated with Berry, Dunn, McNeil and Parker who now express opinion on the Company's Financial Statements.

         In connection with the audits of the financial statements of the Company for the fiscal years ended June 30, 1992 and 1993 and during the period commencing July 1, 1993 through the date of this report, there were no disagreements with Coopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Coopers, would have caused them to make reference to the subject matter of the disagreement in their report.

     Except for an explanatory paragraph concerning the Company's ability to continue as a going concern, neither of Coopers' reports on the Company's financial statements for the fiscal years ended June 30, 1992 or 1993 contained an adverse opinion or disclaimer of opinion, nor was it qualified as to uncertainty, audit scope or accounting principles. However, there were certain reportable events as follows:

         (i) The Company's Annual report on Form 10-KSB for the year ended June 30, 1993 ("1993 Form 10-KSB") was filed with the Commission on September 28, 1993. Coopers' report on the financial statements contained therein contained an explanatory paragraph relating to uncertainty concerning the Company's ability to continue as a going concern which situation was further discussed in a footnote to the financial statements. During the period of preparation of these financial statements, the Company was engaged in a "best efforts" public offering to raise additional capital.

         Two unsigned draft reports and associated footnotes were prepared by Coopers, one without a going concern explanatory paragraph to be used if the offering was completed before Coopers' report was released, the other with a going concern explanatory paragraph if the offering was not completed. By the release date of Coopers' report, the offering had been terminated and Coopers released their signed report with the going concern explanatory paragraph. As noted above, the Company's 1993 Form 10-KSB contained the explanatory paragraph and related footnote disclosure.

         Sometime  later,  the  Company's  annual  report to  shareholders  (the
"Annual Report") was printed and, on or about January 4, 1994, was sent to shareholders. Through an administrative oversight, a disk containing a report (unsigned) which did not include a going concern explanatory paragraph and financial statements which did not contain related footnote disclosure was released to the printer. This oversight was discovered during the preparation of the 1994 Financial Statements by the Company in reviewing it past Annual Report with its then newly retained Auditors, Smith Bachelder & Rugg.

         The Company immediately notified Coopers who, in turn, advised the Company that, in their opinion, the Company should inform the Commission and anyone who may be relying on the Annual Report of this situation. The Company informed the former accountant that, due to the length of time since the distribution of Annual Reports to shareholders, the filing with the Commission of the correct information in the Company's 1993 Form 10-KSB and subsequent filings with the Commission, the Company was of the opinion that no one could reasonably still be relying on the Annual Report. Accordingly, the Company disclosed this situation in connection with the filing of the Company's Annual Report on Form 10-KSB for the year ended June 30, 1994.

         (ii) In connection with consultations with Coopers concerning its March 1994 purchase of preferred stock of Genesis Capital Corporation (now Genesis Farms,Inc.) (see "Interest of Management and Others in Certain Transactions and Proposals"), due to the materiality of the purchase, Coopers informed the Company that the value assigned to the Company's holding of that stock as presented in the Form 10-QSB for the quarter ended March 31, 1994 would need to be evaluated in connection with an audit of the Company's financial statements and that additional documentation might be necessary concerning the value assigned to that investment if the Company's existing documentation proved to be inadequate.

         Neither of the above two issues were considered in the Company's decision to terminate Coopers. The decision to change accountants was approved by the Board of Directors of the Company.

         On July 28, 1992, the Company had engaged Coopers to be its certifying accountant in place of Bradshaw, Smith & Co. ("former accountant"), who was dismissed effective July 28, 1992.

         During the two fiscal years ended June 30, 1991 (periods for which the former accountant audited the Company's financial statements) and during the period from July 1, 1991 through the date hereof, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement in connection with its reports.

         The former accountant's report on the Company's financial statements for either of the two fiscal years ended June 30, 1991 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified as to uncertainty, audit scope or accounting principles.

         The decision to engage Coopers as set forth above and to dismiss the former accountant was made by the new Board of Directors of the Company subsequent to the reorganization of the Company and the Subsidiary. Coopers was the Subsidiary's independent auditors.

PROPOSALS OF STOCKHOLDERS FOR THE 1997 ANNUAL MEETING

         Proposals of stockholders of record to be presented for a vote at the 1997 Annual Meeting of Stockholders, tentatively scheduled for December 1997, must be received at the principal executive office of the Company, 10 Chestnut Drive, Unit D, Bedford, New Hampshire 03110, not later than June 30, 1997, Attn:
Corporate Secretary.

ANNUAL REPORT ON FORM 10-KSB

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED JUNE 30, 1996, FILED BY THE COMPANY WITH THE COMMISSION, WILL BE FURNISHED, WITHOUT EXHIBITS, WITHOUT CHARGE TO ANY PERSON REQUESTING A COPY THEREOF IN WRITING AND STATING THAT SUCH PERSON IS A BENEFICIAL HOLDER OF SHARES OF COMMON STOCK OF THE COMPANY ON THE RECORD DATE FOR THE ANNUAL MEETING OF STOCKHOLDERS. REQUESTS AND INQUIRIES SHOULD BE ADDRESSED TO BIORELEASE CORP., 10 CHESTNUT DRIVE, UNIT D, BEDFORD, NEW HAMPSHIRE 03110.

OTHER MATTERS

     The Board of Directors knows of no business constituting a proper subject for action by the stockholders which will be presented for consideration at the meeting other than that shown above. However, if any other business shall come before the meeting, the persons named in the enclosed form of proxy or their substitutes will vote said proxy with respect to any such business in accordance with their best judgment.

DOCUMENTS INCORPORATED BY REFERENCE

         The following sections of the Company's 1996 Annual Report are incorporated by reference herein: The audited consolidated financial statements as and for the fiscal years ended June 30, 1994, 1995 and 1996, the unaudited consolidated financial statements as of and for the three months ended September 30, 1996 and 1995 and "Market For Company's Common Equity And Related Stockholder Matters." A copy of the Company's 1996 Annual Report accompanies this Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS


Richard Schubert, Chairman

[BIOI0043.116]

                   STOCK PURCHASE AND REORGANIZATION AGREEMENT
                                  BY AND AMONG
                                BIORELEASE CORP.
                                       AND
                                 R. BRUCE REEVES
                                       AND
                             THERAMED PARTNERS, INC.
                              AND ITS SHAREHOLDERS
               DONALD E. STRANGE, PAUL LEIBOWITZ AND NIGEL FLEMING



                                                Dated as of November 7, 1996

                   STOCK PURCHASE AND REORGANIZATION AGREEMENT

         THIS STOCK PURCHASE AND REORGANIZATION AGREEMENT, dated as of November 7, 1996, is entered into by and among Biorelease Corp., a Delaware corporation ("Buyer"), R. Bruce Reeves ("Reeves"), Theramed Partners, Inc., a Delaware corporation (the "Company") and Donald E. Strange, Nigel Fleming and Paul Leibowitz, the sole shareholders of the Company (the "Sellers").

         WHEREAS, the Buyer wishes to acquire the Company by means of the delivery to the Sellers of 4,125,000 shares of Buyer's common stock $.001 par value per share, in exchange for all of the issued and outstanding Common Stock of the Company (the "Merger") pursuant to Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code") upon the terms and conditions hereinafter set forth;

     WHEREAS, upon the Closing hereunder the Company will be a wholly-owned subsidiary of the Buyer; and

         WHEREAS, upon the Closing or, shortly thereafter, ownership of the Buyer's subsidiary corporation Biorelease Technologies, Inc. ("BTI") will be "spun out" to certain existing shareholders of the Buyer as more fully described in paragraph 5.3 below.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual promises set forth herein, the parties hereto agree as follows:


                             PURCHASE CONSIDERATION

         Each share of the Company's outstanding common stock as of the Closing Date as set forth on Schedule 1.1 hereto shall be exchanged for 2,750 shares of the voting common stock of the Buyer to be delivered at Closing to the Sellers. The Sellers shall have "piggy back" registration rights commencing one (1) year after Closing.

         Options to purchase 420 shares of the Company's common stock granted to the Company's consultant, R.T. Robertson Consultants, shall be exchanged for options to purchase 1,155,000 shares of the Buyer's common stock. One third (33 1/3%) of the options shall be exercisable immediately and one third (33 1/3%) shall vest and be exercisable on each of the two subsequent anniversary dates of this Agreement.

         Any shares of common stock held in the Company's treasury at the Closing Date shall be canceled without payment of any consideration therefor and without any conversion thereof.

         All issued and outstanding shares of common stock, $.001 par value share, of Buyer as of the Closing Date shall remain outstanding as issued and outstanding shares.

                                    ARTICLE 2

                         REPRESENTATIONS AND WARRANTIES

                      OF THE COMPANY AND DONALD E. STRANGE

     The Company and the Seller Donald E. Strange, jointly and severally represent and warrant, (as to Donald E. Strange to the best of his Knowledge), as follows:

         Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as currently conducted and to own or lease and operate its properties.

         Title to Shares. All of the outstanding shares of the Company are owned by the Sellers and will be owned as of the Closing Date and shall be free of all liens, pledges, security interests, claims and encumbrances of any nature. The Sellers and the Company have the full power, authority and legal right to sell, transfer or otherwise dispose of the shares in accordance with this Agreement and to perform their obligations hereunder.

         Capitalization of the Company.

         The authorized capital stock of the Company consists of 10,000 shares of common stock, par value $.001 per share, of which 1500 will be issued and outstanding as of closing and upon conversion of the principal amount of certain promissory notes by the Sellers Donald E. Strange and Nigel Fleming to common stock of the Company and 420 shares are subject to issuance upon the exercise of certain options granted to R. T. Robertson Consultants.
No shares of the Company are held in the treasury of the Company.

         Except as set forth on Schedule 1.1 hereof, the Company does not have outstanding, and is not bound by, any subscription, option, warrant or other right, call or commitment to issue, or any obligation or commitment to purchase, any of its shares or any securities convertible into or exchangeable for any of its shares with the exception of options to purchase 420 shares of the Company's common stock granted to R.T. Robertson Consultants.

         Certificate of Incorporation, By-Laws and Corporate Records. Copies of the Certificate of Incorporation and the By-Laws of the Company which have been heretofore provided to Buyer, are true copies of such instruments as amended to date, and such instruments are in full force and effect on the date hereof.

         Subsidiaries and Affiliates. The Company does not own, directly or indirectly, any shares of capital stock, or any partnership, membership, joint venture or equitable or similar interest.

         Consents and Approvals; Conflicts.

         No consent, approval or authorization of, or declaration, filing or registration with, any third party, including any government or regulatory authority, is required in connection with the execution and delivery of this Agreement by the Company or the Sellers and the consummation of the transactions contemplated hereby.

         Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of the Certificate of Incorporation or By-Laws of the Company,
(ii) violate any law, order, judgment or decree to which any of the Company's properties or assets are bound; (iii) violate or constitute a default under (whether after the giving of notice, passage of time or both), or permit the termination of, or impair any rights or increase any obligations of the Company under, any agreement or instrument to which the Company is a party or by which any part of the Company's properties or assets is bound or (iv) result in the acceleration of the maturity of any debt or obligation of the Company or in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of the Company.

         Real Property.

         Owned Real Property.  The Company does not own any real property.

         Leased Real Property.  The Company does not lease any real property.

         Taxes. The Company has filed or caused to be filed all federal, state, local and foreign income and other Tax returns required under applicable law to be filed on or before the Closing Date, and the Company has paid or made provision for all Taxes and other charges which have or may become due for the periods covered by such returns; all such returns are true and correct. There have been no adverse adjustments as a result of any audit or investigation and none of the tax returns or reports of the Company is currently under investigation or audit to the Knowledge of the Company and the Sellers. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any Tax return for any period. The Company has never been, nor is the Company currently party to, any agreement relating to the sharing of any liability for, or payment of, Taxes with any other Person.

         Litigation. There is no action, suit, proceeding or investigation pending, at law or in equity, before any arbitrator or court or other governmental authority, nor any outstanding judgment, decree, injunction, award or order, against or in any manner involving the Company or any of the Company's assets.

         Brokers. No broker, finder or investment banker has acted directly or indirectly for the Seller or the Company in connection with this Agreement or the transactions contemplated hereby.

         Environmental Matters. No Hazardous Substances have been or are stored, treated, disposed of, managed, generated, manufactured, produced, released, emitted or discharged by the Company so as to (i) require, under any applicable law or treaty, a governmental approval, consent, waiver, exemption, variance, franchise, order, permit, authorization, right or license (an "Approval"), unless such Approval has been obtained and remains in full force and effect or
(ii) render the Company's Premises in violation of any applicable law, regulation, or permit or subject to any obligation, liability, order or requirements for remediation.

         Securities Act Exemption. The Sellers acknowledge that the Buyer's common stock to be delivered at Closing will be delivered without registration by the Buyer of the offering and sale of same under the Securities Act, and may not be resold by the Buyer unless (i) a registration is in effect under the Securities Act with respect to such securities or (ii) an exemption from said registration is possible under the Securities Act.

         Disclosure. To the knowledge of the Company or Donald E. Strange, no representation or warranty in this Agreement or in any other certificate or document distributed to the Buyer or its representatives contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. Unless this Agreement is terminated or this provision is partially or entirely waived in writing by the Buyer, each of the representations and warranties contained in this Agreement shall be deemed to have been reaffirmed by the Seller and Donald E. Strange as of the Closing Date.

         No Reliance. The Sellers hereby acknowledge that they have not relied on any representation, written or oral, made by the Buyer or Reeves as to the marketability of the Common Stock to be delivered at Closing, or the tax consequences of this transaction.

         Access to Information. The Sellers acknowledge that they have had access to such materials concerning the Buyer as were necessary to permit them to fully evaluate the merits and risks of their investment. In evaluating the suitability of this investment, the Sellers have not relied upon any representations made by the Buyer, except as set forth in this Agreement.

         Financial Statements. The Company has previously furnished the Buyer with interim financial statements ("Financial Statements") of the Company as of September 30, 1996. The Financial Statements and the books of account on which they are based fully and accurately reflect all financial transactions of the Company for the periods covered and fairly present the financial condition of the Company as at the dates thereof and the results of its operations and cash flows for the periods then ended.

         Absence of Undisclosed Liabilities. The Company does not have any debts, liabilities or obligations of any nature (whether absolute, accrued, unliquidated, contingent or otherwise, and whether due or to become due), including Taxes, other than those which (i) are set forth and adequately reserved for in the Financial Statements, (ii) have been specifically disclosed in the Disclosure Schedules, (iii) are exempt from disclosure in the Disclosure Schedules pursuant to a materiality threshold contained in this Agreement, (iv) have been incurred since the date of the most recent Financial Statements in the ordinary course of business in amounts and on terms consistent, individually and in the aggregate, with the Company's past practice or (v) are specifically contemplated by this Agreement.

         Absence of Changes. Since June 30, 1996, the Buyer has operated its business only in the usual and ordinary course consistent with past practice and there has not occurred any event, condition or circumstance that has had or is likely to have a Materially Adverse Effect on the Buyer or its subsidiaries, except for such extraordinary changes approved in writing by the parties hereto.


                         REPRESENTATIONS AND WARRANTIES
                             OF THE BUYER AND REEVES

         The Buyer and Reeves, jointly and severally represent and warrant (as to Reeves to the best of his Knowledge) as follows:

         Organization and Qualification. The Buyer and each of its subsidiaries are business corporations duly organized, validly existing and in good standing under the laws of the State of Delaware and have all requisite corporate power and authority to carry on their businesses as currently conducted and to own or lease and operate their properties.

         Authority. The Buyer has all the requisite power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been duly authorized by the Company's Board of Directors and Stockholders as of Closing, and no other proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement by the Buyer and the consummation's of transactions contemplated hereby, and this Agreement is a valid and binding obligation of the Company enforceable in accordance with its terms.

         Title to Shares. All of the shares to be delivered by the Buyer to the Sellers at Closing have been duly authorized and will be validly issued as of the Closing Date and shall be free of all liens, pledges, security interests, claims and encumbrances of any nature. As of the Closing Date, the Buyer shall have the full power, authority and legal right to sell, transfer or otherwise dispose of the shares in accordance with this Agreement and to perform its obligations hereunder, subject at all times to applicable securities laws..

         Capitalization of the Buyer.

         As of October 1, 1996, the authorized capital of the Buyer consists of 50,000,000 shares of common stock of which 9,471,659 are issued and outstanding; the Buyer's shareholders are listed on Schedule 3.4(a). 400,000 additional shares of the Buyer are held in the treasury of the Buyer.

         Except as set forth in Schedule 3.4(b) the Buyer does not have outstanding, and is not bound by, any subscription, option, warrant or other right, call or commitment to issue, or any obligation or commitment to purchase, any of its shares or any securities convertible into or exchangeable for any of its shares.

         Certificate of Incorporation, By-Laws and Corporate Records. Copies of the Certificate of Incorporation and the By-Laws of the Buyer and its subsidiaries which have been heretofore provided to Buyer, are true copies of such instruments as amended to date, and such instruments are in full force and effect on the date hereof. The stock transfer books and minute books of the Buyer delivered or made available to the Company and the Sellers are true and complete as of the date hereof.

         Subsidiaries and Affiliates. Except as set forth in Schedule 3.6, there are no Persons in which the Buyer owns, directly or indirectly, any shares of capital stock, or any partnership, membership, joint venture or equitable or similar interest.

         Financial Statements. The Buyer has previously furnished the Sellers with the audited financial statements ("Financial Statements") of the Buyer as of June 30, 1996. The Financial Statements and the books of account on which they are based fully and accurately reflect all financial transactions of the Company for the periods covered, were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved and fairly present the financial condition of the Buyer as at the dates thereof and the results of its operations and cash flows for the periods then ended.

         Absence of Undisclosed Liabilities. The Buyer and its subsidiaries do not have any debts, liabilities or obligations of any nature (whether absolute, accrued, unliquidated, contingent or otherwise, and whether due or to become due), including Taxes, other than those which (i) are set forth and adequately reserved for in the Financial Statements, (ii) have been specifically disclosed in the Disclosure Schedules, (iii) are exempt from disclosure in the Disclosure Schedules pursuant to a materiality threshold contained in this Agreement, (iv) have been incurred since the date of the most recent Financial Statements in the ordinary course of business in amounts and on terms consistent, individually and in the aggregate, with the Buyer's past practice or (v) are specifically contemplated by this Agreement.

         Absence of Changes. Since June 30, 1996, the Buyer has operated its business only in the usual and ordinary course consistent with past practice and there has not occurred any event, condition or circumstance that has had or is likely to have a Materially Adverse Effect on the Buyer or its subsidiaries, except for such extraordinary changes approved in writing by the parties hereto.

         Real Property.

         Owned Real Property. Schedule 3.10(a) contains a list and legal description of all real property owned by the Buyer and its subsidiaries, if any. The Buyer and its subsidiaries have good and marketable title to such real estate subject only to such liens, encumbrances and defects set forth in said
Schedule 3.10(a).

         Leased Real Property.

                  Schedule 3.10(b) contains a list and legal description of all real property leased by the Buyer (the "Leased Premises"), including the name of the landlord or sublandlord, a description of the leased premises, the commencement and expiration dates of the current term, the security deposited by the Buyer with the landlord or sublandlord, if any, and the monthly rental (including all base rent and all additional rents); and

                  Each lease covering the Leased Premises is in full force and effect and has not been assigned, modified, supplemented or amended, and neither the Buyer nor the landlord or sublandlord under any Lease is in default under any of the Leases, and no circumstance or state of facts exists which, with the giving of notice or passage of time, or both, would permit the landlord or sublandlord under any Lease to terminate any Lease.

         Personal Property. Schedule 3.11 contains a list of all tangible personal property and real property improvements (including fixtures) owned by the Buyer. Such personal property and real property improvements are generally in good condition and repair and are adequate for the uses to which they are being put or would be put in the ordinary course of business and such personal property and real property improvements are not in need of maintenance or repair except for routine maintenance and repair and except as disclosed on Schedule 3.12.

         Agreements. Schedule 3.12 contains a complete list and description of all material written and oral agreements that either are not terminable at will without additional liability or which involve more than $10,000 and to which the Buyer is a party or by which the Buyer any of the Buyer's assets are bound, including, without limitation leases, licenses, consulting and employment agreements, loan and other financing agreements, agreements for the purchase and sale of property and services, reimbursement and other third party payment agreements, guarantees, security agreements, franchise agreements, partnership and joint venture agreements, agreements with or among shareholders, directors and/or officers of the Buyer, and merger and acquisition agreements. Copies of all agreements listed in Schedule 3.12 have been delivered or made available to the Sellers and are true and complete in all respects. With respect to each of the agreements listed or required to be listed on Schedule 3.12, (i) each agreement is legally binding and in full force and effect and (ii) there is no existing or alleged default or event of default, nor does there exist any event or condition which, with notice or lapse of time or both, would constitute such a default or event of default by the Buyer.

         Insurance. Schedule 3.13 lists all insurance policies, including, without limitation, workers' compensation, medical malpractice, comprehensive general liability, life, health, disability and property damage, in force as of the date hereof and in force as of the date hereof and relating to the Buyer, its employees and its properties, including in each instance the name of the carrier, the term of the policy, the periods for which it has been continuously in effect, the annual premium, scope of coverage and outstanding claims. The premiums for such insurance policies are fully paid. None of the policies other than workers compensation policies provides for the assessment of additional or retroactive premiums, and there are no loans outstanding against any of such policies. No notice of cancellation or non-renewal with respect to, or disallowance of any claim under, any insurance policy listed or required to be listed on Schedule 3.13 or binder listed or required to be listed in Schedule
3.13 has been received by the Buyer. No claim or event which forms the basis of a claim has occurred which could cause the Buyer's insurers to substantially increase the cost of insurance for the Buyer.

         Ownership of Assets. The Buyer and its subsidiaries own or have the right to use all tangible and intangible assets necessary to the conduct of business as currently conducted, and such assets are free and clear of all liens, encumbrances, restrictions and adverse claims except as disclosed on
Schedule 3.15.

         Taxes. Except as set forth on Schedule 3.15, The Buyer and its subsidiaries have filed or caused to be filed all federal, state, local and foreign income and other Tax returns required under applicable law to be filed on or before the Closing Date, and made provision for all Taxes and other charges which have or may become due for the periods covered by such returns; all such returns are true and correct. There have been no adverse adjustments as a result of any audit or investigation and none of the tax returns or reports of the Buyer is currently under investigation or audit to the knowledge of the Buyer and the Seller. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any Tax return for any period. The Buyer has never been, nor is the Buyer currently party to, any agreement relating to the sharing of any liability for, or payment of, Taxes with any other Person. Schedule 3.15 sets forth all state jurisdictions in which the Buyer or its subsidiaries have filed or expect to file income or franchise Tax returns for each taxable period, or portion thereof, ending on or before the Closing Date. All Taxes owed by the Buyer or its subsidiaries have been paid.

         Litigation. Except as disclosed in Schedule 3.16, there is no action, suit proceeding or investigation pending, or threatened, at law or in equity, before any arbitrator or court or other governmental authority, nor any outstanding judgment, decree, injunction, award or order, against or in any manner involving the Buyer, its subsidiaries or any of the Buyer's or any of its subsidiaries' assets.

         Compliance with Laws, Etc. Except as disclosed in Schedule 3.17, the Buyer, its subsidiaries and their employees have complied and are in compliance with (i) all judgments, orders, rulings, injunctions, decrees and settlements issued by or with any court, administrative agency or other governmental authority or agency, (ii) all permits, licenses, franchises and other governmental authorizations and (iii) all federal, state and local laws applicable to the Buyer or any of its operations, employees, properties or assets.

         Intellectual Property. The Buyer owns, or is licensed or otherwise has the full right to use, all patents, trademarks, trade names, service marks, copyrights, technology, know-how and processes or confidential information used in the conduct of its business as currently conducted. Schedule 3.18 contains a complete list of all registered and unregistered patents, trademarks, trade names, service marks and copyrights used by the Buyer, all applications therefor and all licenses and other agreements relating thereto, which are owned by the Buyer or used in the business of the Buyer. No claims have been asserted or threatened against the Buyer with respect to the use of its Intellectual Property.

         Employee Benefit Plans. Schedule 3.19 sets forth a list of all employee benefit Plans maintained by the Buyer. The Buyer does not currently maintain, contribute to or have any liability with respect to any other Plan. The Buyer does not contribute to any such Plan for the benefit of persons not currently employed by the Buyer, except to the extent required under Title X of COBRA or any other applicable law. Each Pension Plan (as defined in ERISA) meets the requirements under Section 401(a) of the Code for qualification and the immediate termination of any such Plan shall not cause such Plan to fail to meet these qualification requirements. The Buyer has made all contributions and other payments which it is required to make with respect to said Plans, including all contributions and payments with respect to the current Plan year for the period ending on the Closing Date. Each of said Plans has been operated and is in compliance with all provisions of applicable law, including without limitation ERISA and the Code. Neither the Buyer nor any fiduciaries or administrators of said Plans have any liability for any failure to comply with any applicable law, including without limitation laws requiring full funding of said Plans, laws requiring appropriate administration of said Plans, laws prohibiting any "prohibited transaction" as defined in Section 406 of ERISA or Section 4975 of the Code and the like.

         Banks. Schedule 3.20 contains a correct and complete list of every bank, savings and loan or other financial institution in which the Buyer has any accounts or lock boxes and the corresponding account identification number, if any, and the names of Persons authorized to make withdrawals therefrom or have access thereto.

         Accounts Receivable. The accounts receivable of the Buyer and its subsidiaries have arisen from the bona fide rendering of services in the ordinary course of the business of the Buyer and are not in dispute or subject to any contractually provided setoffs, discounts, credits, reductions or counterclaims and, the Buyer and Reeves reasonably expect that with usual and ordinary collection efforts all such accounts, will be paid in full (net of any reserves reflected on the Financial Statements) within one year after the Closing Date, without resort to legal action. All billing practices of the Buyer have been in accordance with applicable rules and procedures established by third party payors.

         Customers. Schedule 3.22 sets forth all customers of each of the Buyer and its subsidiaries who were billed $1,000 or more during the Buyer's fiscal year ended June 30, 1996 showing the approximate total billings by the Buyer to each such customer during such period.

         Brokers. No broker, finder or investment banker has acted directly or indirectly for the Buyer in connection with this Agreement or the transactions contemplated thereby and no commission on other similar payment will be due to any third party in connection therewith.

         Securities Act Exemption. The Buyer acknowledges that the Company's common stock will be delivered without registration by the Sellers of the offering and sale of the same under the Securities Act, pursuant to an exemption from registration available under such Act, and may not be resold by the Buyer unless (i) a registration statement is in effect under the Securities Act with respect to such securities or (ii) an exemption from such registration is available under the Securities Act.

         Access to Information. The Buyer acknowledges that it has had access to, and has carefully reviewed, such materials concerning the Company as were necessary to permit him to fully evaluate the merits and risks of his investment. In evaluating the suitability of making this investment, the Buyer has not relied upon any representations or warranties made by the Company or the Seller's, except as set forth in this Agreement, and Buyer acknowledges that no such other representations or warranties have been made to it, or to its advisors (if applicable).

         Environmental Matters. Except as set forth on Schedule 3.26, No Hazardous Substances have been or are stored, treated, disposed of, managed, generated, manufactured, produced, released, emitted or discharged by the Buyer or its so as to (i) require, under any applicable law or treaty, a governmental approval, consent, waiver, exemption, variance, franchise, order, permit, authorization, right or license (an "Approval"), unless such Approval has been obtained and remains in full force and effect or (ii) render the Buyer's Premises in violation of any applicable law, regulation, or permit or subject to any obligation, liability, order or requirements for remediation.

         Disclosure. To the knowledge of Buyer or Reeves, no representation or warranty by the Buyer or Reeves in this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. Unless this Agreement is terminated or this provision is partially or entirely waived in writing by the Sellers, each of the representations and warranties contained in this Agreement (including, without limitation, the Disclosure Schedules) shall be deemed to have been reaffirmed by the Buyer and Reeves as of the Closing Date.


                     CONDITIONS PRECEDENT TO THE OBLIGATIONS
                                    OF BUYER

         The obligations of Buyer to close the transactions contemplated hereunder are subject to fulfillment, to the Buyer's reasonable satisfaction, at or prior to the Closing, of all of the following conditions:

         Representations and Warranties True. The representations and warranties contained in Article 2 hereof, and in any certificates delivered by the Sellers or the Company to Buyer pursuant hereto or in connection with the transactions contemplated hereby shall be true as of the date when made and shall be deemed to be made again at and as of the Closing Date and (except for changes contemplated by this Agreement) shall then be true.
         Performance of Covenants. The Sellers shall have performed and complied with each covenant, agreement and condition required by this Agreement to be performed or complied with or by them prior to or on the Closing Date.

         No Governmental or Other Proceeding. As of the Closing, there shall not be any effective injunction, writ or temporary restraining order or any other order of any nature issued by a court or governmental agency of competent jurisdiction directing that the transactions provided herein or any of them not be consummated as herein provided or any action, suit or proceeding pending or threatened before any court or governmental body with respect to which there is a reasonable possibility that such action, suit or proceeding could prevent or substantially delay the consummation of any of the transactions contemplated herein, cause any of such transactions to be rescinded or limit in any way any of the Buyer's rights to exercise any of its rights hereunder as shareholders of the Company.

         Sellers shall have executed an appropriate "investment letter" pursuant to which each Seller acknowledges that (i) he is acquiring the Buyer's securities for his own account not with a view to resale or distribution (ii) that he has no present agreement to distribute sell, assign or otherwise dispose of same; and (iii) that he cannot pledge, sell or assign the Buyer's common stock without registration under appropriate securities laws unless an exemption from such registration is available.

         Sellers' Certificate. Buyer shall have received a certificate dated the Closing Date, signed by the Sellers, certifying as to the satisfaction of the conditions set forth in this Article 4.

          Other Documents, Etc. Buyer shall have received from the Company or the Sellers all other certificates, documents, etc. which the Company or the Sellers are required to deliver pursuant to Section 6 hereof.

         The Buyer shall have been duly  authorized  by the  Company's  Board of
Directors  and   Stockholders   as  of  Closing  to  complete  the   transaction
contemplated herein.


                     CONDITIONS PRECEDENT TO THE OBLIGATIONS
                                 OF THE SELLERS

         The obligations of the Sellers to close the transactions contemplated hereunder are subject to fulfillment, to the Sellers' reasonable satisfaction, at or prior to the Closing, of all of the following conditions:

         Representations and Warranties True. The representations and warranties contained in Article 3 hereof and in all certificates delivered by Buyer to the Sellers or the Company pursuant hereto or in connection with the transactions contemplated hereby shall be true as of the date when made and shall be deemed to be made again at and as of the Closing Date (except for changes contemplated by this Agreement) shall then be true.

         Performance of Covenants. Buyer shall have performed and complied with each covenant, agreement and condition required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

         Approvals. All approvals, consents, authorizations and waivers from governmental and other regulatory agencies and other third parties required to consummate all the transactions contemplated hereby including approval by the Buyer's stockholders of the purchase of Sellers' common stock of the Company hereby as well as the approval by the stockholders of the "spin off" of BTI pursuant to the terms set forth below, and such approval shall have been obtained prior to Closing consistent with advances of funds to be made by the Company to the Buyer in order to obtain such approval but without any additional material expense to Sellers or the Company.

         The stockholders of the Buyer shall duly approve and authorize the "spinning off" of 100% of Buyer's ownership of BTI to such stockholders of the Buyer who are stockholders of record on the day prior to Closing. In connection with this spin off, BTI will grant Buyer an exclusive license, subordinate only to the existing rights licensed to Baxter Healthcare for the use of BTI's Chrondrotin Sulfate Technology ("CS Technology") in exchange for royalties of 4% of all net sales by Buyer of any products based upon CS Technology. The 4% royalties shall be payable only after the amount of royalties that would have been paid exceed the amount of advances made by the Buyer to BTI prior to the date of the spin off.

         Amendment to Buyer's Certificate of Incorporation. Prior to Closing, Buyer's Certificate of Incorporation shall be amended to: (i) change the corporate name of Buyer to Pharmatrage Holdings, Inc.; (ii) authorize a reverse stock split of Buyer's issued and outstanding shares of Common Stock on a one-for-four basis; and (iii) authorize for future issuance preferred stock the designations, rights and preferences of which to be determined by the Buyer's Board of Directors after Closing.

          Consulting Agreement with R. T. Robertson Consultants, Inc. Prior to Closing, the Company shall have executed a consulting agreement with R. T. Robertson Consultants which shall be for a period of three (3) years and upon such other terms and conditions including the issuance to R. T. Robertson Consultants of additional options to purchase the Buyer's Common Stock as set forth in Article 9.

         No Governmental or Other Proceeding. As of the Closing, there shall not be any effective injunction, writ or temporary restraining order or any other order of any nature issued by a court or governmental agency of competent jurisdiction directing that the transactions provided herein or any of them not be consummated as herein provided or any action, suit or proceeding pending or threatened before any court or governmental body with respect to which there is a reasonable possibility that such action, suit or proceeding could prevent or substantially delay the consummation of any of the transactions contemplated herein or cause any of such transactions to be rescinded.

         Buyer's Certificate. The Sellers shall have received a certificate dated as of the Closing Date from Richard F. Schubert, Chairman of Buyer certifying as to the satisfaction of the conditions set forth in this Article 5.

          Other Documents, Etc. Sellers shall have received from the Buyer all other certificates, documents, etc. which the Buyer is required to deliver pursuant to Section 6 hereof.


                                   THE CLOSING

         Time and Place of Closing. The consummation (the "Closing") of the other transactions contemplated by this Agreement shall take place at the offices of Warner & Stackpole at 10:00 A.M. local time on __________, 1996 or at such other place and time as may be mutually acceptable to the parties hereto. The "Closing Date" as used herein shall be deemed to mean __________, 1996 or such other date and time as is mutually acceptable to the parties.

         Deliveries by the Sellers. At the Closing, the Sellers shall deliver to Buyer (i) all certificates representing their shares of the Company's common stock, free and clear of any lien, pledge, charge, encumbrance, claim, option or equity, duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank, (ii) all certificates and other documents set forth in Article 5 hereof, (iii) certified copies of resolutions of the Company's board of directors and shareholders approving this Agreement and the transactions contemplated hereby, (iv) certificates of existence dated as of or near the date of the Closing Date from the Secretary of State of Delaware, (v) incumbency certificates and (vi) such other documents or instruments as Buyer is authorized to request pursuant to the specific terms of this Agreement or may otherwise reasonably request to effect the transactions contemplated hereby.

         Deliveries by Buyer. At the Closing,  Buyer shall deliver to the Seller
(i) certificates representing an aggregate of 4,125,000 shares of the Buyer's common stock and an option agreement to the Company's consultant R.T. Robertson for options to purchase 1,155,000 of the Buyer's common stock in the name of and in the amounts and names set forth in Schedule 1.1 hereto, (ii) good standing certificates dated as of or near the Closing Date from the Secretary of State of Delaware reflecting the good standing of the Buyer and its subsidiaries, (iii) incumbency certificates, and (iv) such other documents or instruments as the Company or the Sellers are authorized to request pursuant to the specific terms of this Agreement or may otherwise reasonably request to effect the transactions contemplated hereby;


                                   TERMINATION

                  Termination. Either Buyer, on the one hand, or the Sellers, on the other hand, may, by written notice given at any time prior to the Closing to the other, terminate this Agreement if the conditions to such party's obligation to close set forth in Articles 5 and 6 hereof, respectively, shall not have been fulfilled as of the Closing Date; provided, however, that this provision shall not be available to a party which has made a material misrepresentation or has materially breached any warranty or covenant. A termination under this provision shall not prejudice any claim which any party may have hereunder, in law or in equity, as a consequence of any failure or default by any other party in the performance of any of its covenants or agreements contained in this Agreement.


                             SURVIVAL AND INDEMNITY

         Survival of Warranties. Each representation and warranty contained herein (including the Disclosure Schedules) or in any certificate delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement. The right to indemnification pursuant to this Agreement shall survive any investigation made by the parties or their representatives, lenders or investors or the receipt of any opinion or certificate.

         Indemnification of Buyer.

         The Company agrees to indemnify, defend and hold Buyer harmless against and from all Damages incurred by it which are caused directly by or arise out of
(i) the breach of any representation or warranty made by the Sellers or the Company in this Agreement or in any document or certificate delivered pursuant to this Agreement, (ii) any breach of any covenant or agreement of the Sellers or the Company contained herein or in any agreement entered into by the parties hereto in connection with the transactions contemplated herein.

         Whenever Buyer shall have notice that a claim or demand has been asserted or threatened by a third party against Buyer which, if true, would constitute a basis for indemnification hereunder, Buyer shall give written notice of such claim or demand to the Company; provided, however, that any failure by Buyer to give such notice shall not prejudice the rights of Buyer to indemnification hereunder, except to the extent that such failure adversely affects the Sellers' or the Company's ability to investigate or defend such claim or demand, the Buyer shall then have the right, upon written notice to Buyer acknowledging the Company's obligation to indemnify, defend and hold harmless Buyer under Section 8.2(b) hereof against and from all Damages resulting from such claim or demand, to contest, negotiate or settle any such claim or demand through counsel of its choice and solely at the cost, risk and expense of the Company; provided, however, (i) that the Company shall not compromise or offer to settle or compromise any such claim or demand on a basis which would or could result in the imposition of a consent order, injunction or decree that would or could restrict the future activity or conduct of Buyer and
(ii) Buyer shall have the right to participate, at Buyer's expense, in the defense of any such claim or demand using counsel of Buyer's choosing. In the event that (x) the Company shall fail to give the above-mentioned written notice to Buyer within ten (10) days after Buyer has notified the Company that any such claim or demand has been asserted or threatened, or (y) such notice is given but any such claim or demand is not promptly settled or promptly and diligently contested by the Company, Buyer shall have the right to satisfy and discharge the same by payment, compromise or otherwise, and the Company shall be liable therefor to Buyer in accordance with and to the extent provided by Section 8.2 hereof.

         If Buyer shall have a claim for indemnification which involves a matter other than a third party claim, the Buyer shall give written notice of such claim or demand to the Company. The Company shall have thirty (30) days to object to such claim by delivery of a written notice of such objection to Buyer specifying in reasonable detail the basis for such objection. Failure to make timely objection shall constitute a final and binding acceptance of the claim by the Company, and the claim shall be paid as provided herein. If an objection is timely interposed by the Company, then the Buyer and the Company shall negotiate in good faith for a period of sixty (60) business days from the date the Buyer receives such objection prior to commencing any formal proceeding with respect to such claim.

         Upon final determination of the amount of a claim for indemnification under this Article 8 by the Buyer and the Company, whether by agreement between the Buyer and the Company or by arbitration award or other adjudication, the Company shall pay the amount of such claim within ten (10) days of the date such amount is finally determined. Claims for indemnification hereunder can only be asserted by the Buyer against the Sellers or the Company within one (1) year hereof.

         Indemnification of the Sellers and the Company.

         Buyer shall indemnify, defend and hold the Sellers and the Company harmless against and from all Damages incurred by any of them which are caused directly by or arise out of (i) the breach of any representation or warranty made by Buyer or Reeves in this Agreement or in any document or certificate delivered pursuant to this Agreement or (ii) any breach of any covenant of Buyer contained herein or in any agreement entered into by the parties hereto in connection with the transactions contemplated herein.

         Whenever Sellers or the Company shall have notice that a claim or demand has been asserted or threatened against any of them or it which, if true, would constitute a basis for indemnification hereunder, such Seller or the Company shall give written notice of such claim or demand to Buyer; provided, however, that any failure to give such notice shall not prejudice the rights of such Seller or the Company to indemnification hereunder, except to the extent such failure adversely affects Buyer's ability to investigate or defend such claim or demand. Buyer shall then have the right, upon written notice to such Seller or the Company acknowledging Buyer's obligation to indemnify, defend and hold harmless such Seller or the Company under Section 8.3 hereof against and from all Damages resulting from such claim or demand, to contest, negotiate or settle any such claim or demand through counsel of its choice and solely at its cost, risk and expense; provided, however, (i) that Buyer shall not compromise or offer to settle or compromise any such claim or demand on a basis that would or could result in the imposition of a consent order, injunction or decree which would or could restrict the future activities or conduct of the Sellers or the Company and (ii) Sellers or the Company shall have the right to participate, at their expense, in the defense of any such claim or demand using counsel of their choosing. In the event that (x) Buyer shall fail to give the above-mentioned written notice within ten (10) days after such Buyer has received notice that any such claim or demand has been asserted or threatened, or (y) in the event such notice is given but any such claim or demand is not promptly settled or promptly and diligently contested by Buyer, such Seller or the Company shall have the right to satisfy and discharge the same by payment, compromise or otherwise, and Buyer shall be liable therefor in accordance with and to the extent provided by Section 8.3(a) hereof. Sellers or the Company may also defend any such claim or demand in the event Buyer fails to give such notice within such ten day period, and no actions taken or omitted to be taken by the Sellers or the Company in connection with such defense shall affect Seller's or the Company's right to full indemnification hereunder.

         If Sellers or the Company shall have a claim for indemnification which involves a matter other than a third-party claim, the Sellers or the Company shall give written notice of such claim or demand to the Buyer. The Buyer shall have thirty (30) days to object to such claim by delivery of a written notice of such objection to the Sellers or the Company specifying in reasonable detail the basis for such objection. Failure to make timely objection shall constitute a final and binding acceptance of the claim by the Buyer, and the claim shall be paid as provided herein. If an objection is timely interposed by the Buyer, then the Buyer and the Company or the Seller shall negotiate in good faith for a period of sixty (60) business days from the date that the Sellers or the Company receives such objection prior to commencing any formal proceeding with respect to such claim.

         Upon final determination of the amount of claim for indemnification under this Article 8 by the Buyer and the Company or the Sellers, whether by agreement between the Buyer and the Company or the Sellers or by arbitration or order other adjudication, the Buyer shall pay the amount of such claim within ten (10) days of the date such amount is finally determined. Claims for indemnification hereunder may only be asserted by the Sellers or the Company against the Buyer within one (1) year hereof.


                                OTHER AGREEMENTS

         Publicity. Prior to the Closing and except as may otherwise be required by law, the parties hereto agree that Buyer and the Sellers will jointly determine the timing and content of any proposed press release or public announcement and all announcements relating to the transactions contemplated by this Agreement and no such press release or announcement shall be made without the written consent of the other party except that the Sellers and the Company recognize that Buyer may be obligated to make certain disclosures under state or federal securities laws and will cooperate therein.

         Expenses. Except as otherwise provided in this Agreement, each of the parties shall be responsible for all expenses (including, without limitation, fees and expenses of legal counsel, investment bankers, brokers or other representatives or consultants engaged by them or it) incurred by such party in connection with the transactions contemplated hereby (whether consummated or not).

         Advance of Funds. The Company has and shall continue to advance to Buyer prior to Closing certain funds for Buyer's professional and other expenses related to the transaction's contemplated by this Agreement. The parties hereto agree that such advances will be deemed to be loans from the Company to the Buyer. In the event that the transaction's contemplated by this Agreement are not consummated by March 31, 1997, the loans will be due on demand by the Company not sooner than July 31, 1997. If such loans are not repaid within thirty (30) days of written demand by the Company, the Company shall be entitled to receive one (1) share of common stock of the Buyer for each $0.085 presplit or $0.34 postsplit of the principal amount of the loans then outstanding.

         Buyer's Obligation's to R.T. Robertson Consultants, Reeves, and Schubert. Richard F. Schubert, Reeves and R.T. Robertson Consultants will agree to convert certain outstanding amounts owed to them by the Company as of October 1, 1996 in the aggregate amount of $102,689.00 to a loan, the principal amount of which is due on the earlier of three (3) years from the Closing or upon the Buyer obtaining a working capital level of $2,000,000.

         Additional Buyer Options. The Buyer shall issue certain options to Sellers and to R.T. Robertson to purchase its common stock at an exercise price set at the postsplit price of $0.34 per share for a term of ten years from the date of issuance in the following amounts:

         o 195,513 shares upon Buyer becoming listed on AMEX or NASDAQ within eighteen months of Closing hereunder.

         o 195,513 shares upon Buyer obtaining a working capital level of $500,000 within nine (9) months of Closing hereunder.

         o 195,513 shares upon Buyer completing an acquisition with the target Company having a market value of $5,000,000 within twelve months of Closing hereunder.

         o 195,513 shares upon Buyer obtaining a market capitalization for thirty consecutive calendar days of $15,000,000 within twenty-four
              (24) months of Closing hereunder.

         Buyer shall reserve for issuance 195,513 options shares for additional board members or consultants, to be engaged by the Buyer from time to time, other than to the Sellers and R.T. Robertson Consultants, Inc. Buyer has reserved or issued 75,000 of these options to acquire splitback shares in Buyer to Jerry Weisbach in the amount of 37,500 option shares and to Francis Bullock in the amount of 37,500 option shares, both at an exercise price of $0.34 per option share and both exercisable for a term of five years from the date of issue. The remaining 120,513 option shares shall be issued at the discretion of the Board of Directors of Buyer following Closing.

         Change of Corporate Name to Pharmatrage Holdings, Inc. The Buyer agrees to take all necessary steps to lawfully change its corporate name to Pharmatrage Holdings, Inc.


                                  MISCELLANEOUS

         Entire Agreement. This Agreement (including the documents and instruments referred to herein) embodies the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and supersedes all other prior commitments, arrangements or understandings, both oral and written, between the parties with respect to the subject matter hereof, other than agreements entered into contemporaneously herewith.

     Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

     Assignment. This Agreement shall not be assignable by operation of law or otherwise and is not intended to create any obligations to, or rights in respect of, any Persons other than the parties hereto.

     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its principles of conflicts of laws.

     Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         Notices. Any notices or other communications required or permitted hereunder shall be in writing and personally delivered at the addresses designated below, sent by overnight courier, telecopied to the numbers below, or mailed by certified mail, return receipt requested, postage prepaid, addressed as follows, or to such other addresses or numbers as may hereafter be furnished by one party to the other party in compliance with the terms hereof:

         If to Buyer:

                  Biorelease Corp.
                  10 Chestnut Drive
                  Unit D
                  Bedford, NH  03110

                  Attention:  Richard Schubert, Chairman

         If to the Sellers or the Company:

                  Theramed Partners, Inc.
                  c/o Warner & Stackpole LLP
                  75 State Street
                  Boston, MA  02109

                  Attention:  Donald Strange, Chairman

         All such notices and communications shall be deemed to be given for purposes of this Agreement on the day personally delivered or telecopied, one day after being sent by overnight courier or five (5) days after being mailed.

         Counterparts.   This  Agreement  may  be  executed  in  any  number  of
counterparts each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         Rights  Cumulative.   All  rights,   powers  and  privileges  conferred
hereunder upon a party, unless otherwise provided, shall be cumulative and shall not be restricted to those given by law.

         Severability of Provisions. The provisions of this Agreement shall be severable in the event that for any reason whatsoever any of the provisions hereof are invalid, void or otherwise unenforceable. Any such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable and the remaining provisions shall remain enforceable to the fullest extent permitted by law.

     Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         Extension; Waiver. At any time prior to the Acquisition, Buyer on the one hand, and the Sellers on the other hand, may (i) extend the time for the performance of any of the obligations or other acts of the other party hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto by the other party and (iii) waive compliance with any of the agreements or conditions of the other party contained herein. Any agreement on the part of the parties hereto to any such extension or waiver shall be valid if set forth in writing in an instrument signed by or on behalf of such consenting party. The waiver by any party hereto of a breach of this Agreement shall not operate or be construed as a waiver of any subsequent breach. Failure to exercise any power given any party hereunder or to insist upon strict compliance by any other party shall not constitute a waiver of any party's right to demand exact compliance with the terms hereof.

         Third  Party  Beneficiaries.   Each  party  hereto  intends  that  this
Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.


                                   DEFINITIONS

          Definitions. The following terms, as used herein, shall have the following meanings:

          "Agreement"   shall  mean  this  Stock  Purchase  and   Reorganization
     Agreement by and among Buyer, Bruce Reeves, the Company and the Sellers, including all appendices, exhibits and schedules hereto.

                  "Buyer" shall have the meaning given that term in the preamble to this Agreement.

                  "Closing  Date"  shall  have the  meaning  given  that term in
Section 6.1 hereof.

                  "COBRA"   shall   mean   the   Consolidated   Omnibus   Budget
Reconciliation Act of 1985, as amended.

                 "Commission" shall mean the Securities and Exchange Commission.

                  "Company" shall have the meaning given that term in the preamble to this Agreement.

                  "Damages" shall mean any losses, claims, liabilities, costs or expenses (including reasonable attorneys' fees) or other damages of any nature.

                  "Disclosure Schedules" shall mean the schedules referred to in this Agreement and delivered contemporaneously herewith.

                  "Environmental Laws" shall mean environmental pollution laws, common law or laws relating to the protection of worker and work place health and safety, including, without limitation, CERCLA, SARA, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Hazardous Materials Transportation Act, the Occupational Safety and Health Act, the Consumer Product Safety Act, the Clean Water Act, the Clean Air Act and the National Environmental Policy Act, as each of the foregoing are in effect as of the Closing Date, and any similar federal, state or local laws, rules or regulations promulgated thereunder.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "Hazardous Substances" shall mean solid, hazardous or toxic wastes, substances or materials, as those terms are used in the Clean Air Act, Resource Conservation and Recovery Act of 1976, as amended, the Hazardous Materials Transportation Act or the Comprehensive
         Environmental Response, Compensation and Liability Act of 1980 (CERCLA), as amended by the Superfund Amendments and Reauthorization Act of 1986 (SARA), or in any other federal, state or local law or ordinance governing hazardous, toxic or solid wastes, materials or substances and asbestos, polychlorinated biphenyls, urea formaldehyde foam, explosives, infectious or biological wastes or radioactive materials.

                  "Knowledge" of a particular fact or other matter shall mean, as attributed to an individual, that (a) such individual is actually aware of such fact or other matter or (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the ordinary course of business.

                  "Materially Adverse Effect", as attributed to the Company and the Sellers, shall mean a materially adverse effect on the business, financial condition, results of operation, prospects, customers, suppliers, licenses or employee relations, assets or properties of the Company or any of its subsidiaries or Affiliates, and as attributed to the Buyer, shall mean a materially adverse effect on the business, financial condition, results of operation, prospects, customers, suppliers, licenses or employee relations, assets or properties of the Buyer or any of its subsidiaries.

                  "Person" shall mean an individual, a partnership, a joint venture, a limited liability company, a corporation, a trust, an unincorporated organization, a governmental entity or any department or agency thereof or any other entity or organization.

                  "Plan" shall mean any pension, retirement, profit-sharing, deferred compensation, stock, stock option, bonus or other incentive plan, any other employee program, arrangement, agreement or understanding, any medical, vision, dental or other health plan, any life insurance plan, severance plan or any other employee benefit plan, including, without limitation, any "employee benefit plan" as defined in Section 3(3) of ERISA or any Pension Plan or Welfare Plan, to which the Company or any entity under "common control" with the Company (within the meaning of Section 414 of the Code) contributes or is a party or is bound and under which current or former employees of the Company or any entity under common control with the Company are eligible to participate or derive a benefit.

          "Securities Act" shall mean the U.S. Securities Act of 1933, as amended.

          "Sellers" shall have the meaning given that term in the preamble to this Agreement.

                  "Tax" or "Taxes" shall mean all federal, state, local and foreign income, gross receipts, excise, import, ad valorem, property, franchise, license, sales, use, withholding or other taxes, including any deficiency, penalty, addition to taxes, interest, assessment or other charges imposed in connection with a tax.

         Accounting Terms. All accounting terms not specifically defined in this Agreement shall be construed in accordance with generally accepted accounting principles ("GAAP") as in effect from time to time, consistently applied.

         Singular and Plural Forms. The use herein of the singular form also denotes the plural form, and the use of the plural form herein also denotes the singular form, as in each case the context may require.

         Male and Female Forms, Etc. The use herein of the masculine, feminine or indefinite forms shall also denote the other forms, as in each case the context may require.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


BUYER:                               BIORELEASE CORP.


                                     By: /s/ Richard F. Schubert
                                     ---------------------------
                                       Richard F. Schubert, Chairman


REEVES:                               By: /s/ R. Bruce Reeves
-------                               -----------------------
                                          R. Bruce Reeves


COMPANY:                               THERAMED PARTNERS, INC.


                                        By: /s/ Donald E. Strange
                                        -------------------------
                                           Donald E. Strange, Chairman





SELLERS:                                   /s/ Donald E. Strange
                                           ---------------------
                                           Donald E. Strange

                                           /s/ Paul Leibowitz
                                           ------------------
                                             Paul Leibowitz

                                           /s/ Nigel Fleming
                                           -----------------
                                             Nigel Fleming



                                  Schedule 1.1

            Shareholder                       Shares of the Company                  Shares of Buyer

Donald Strange                                         500                                1,375,000
Nigel Fleming                                          500                                1,375,000
Paul Leibowitz                                         500                                1,375,000
                                                      1500                                4,125,000


                                       Options to Purchase Shares of the      Options to Purchase Shares of
           Optionholder                      Company's Common Stock           the Buyer's Common Stock

R.T. Robertson Consultants                             420                                1,155,000
